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PROSPECTUS SUPPLEMENT (To Prospectus dated May 21, 2004)
Filed Pursuant to Rule 424(b)(5) Registration No. 333-113827

1,200,000 Shares

SI International, Inc.

Common Stock

        We are offering 1,200,000 shares of our common stock. Our common stock is quoted on the Nasdaq National Market under the symbol "SINT." The last reported sale price of our common stock on the Nasdaq National Market on April 3, 2006 was $35.14 per share.

        Investing in our common stock involves risks. See "Item 1A—Risk Factors" in our Form 10-K for the fiscal year ended December 31, 2005 incorporated by reference in this prospectus supplement and "Risk Factors" in the accompanying prospectus.

	Per Share	Total
Public Offering Price	$34.00	$40,800,000
Underwriting Discounts and Commission	$0.25	$300,000
Proceeds to Us, Before Expenses	$33.75	$40,500,000

Delivery of the shares of our common stock will be made on or about April 7, 2006.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Wachovia Securities

The date of this prospectus supplement is April 4, 2006.

        You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriter has not, authorized anyone to provide you with any information other than the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the prospectus is accurate only as of the date on the front of this prospectus supplement, the date on the front of the accompanying prospectus or the date of the applicable incorporated document, as the case may be. Our business, financial condition, results of operations and prospects may have changed since those dates.

        In this prospectus supplement and the accompanying prospectus, the terms "the Company," "we," "us," and "our" refer to SI International, Inc. and include all of its consolidated subsidiaries, unless the context requires otherwise.

PROSPECTUS SUPPLEMENT SUMMARY

        The following is a summary of the more detailed information appearing elsewhere in this prospectus supplement, the accompanying prospectus and the documents that are incorporated by reference in this prospectus supplement and the prospectus. It does not contain all of the information that may be important to you. You should read carefully this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the prospectus before you decide to invest in our common stock.

Common stock offered by us	1,200,000 shares
Common stock to be outstanding immediately after the offering	12,541,222 shares (1)
Nasdaq National Market System symbol	SINT
Use of Proceeds	Repayment of indebtedness
Dividend policy	We do not expect to pay any cash dividends on our common stock for the foreseeable future

(1)
Based upon the number of shares of common stock outstanding as of December 31, 2005. Excludes, as of December 31, 2005, 1,750,937 shares of common stock that we may issue upon exercise of outstanding stock options at a weighted average exercise price of $20.29 per share and additional shares of common stock reserved and available for issuance under our stock incentive plan.

        Our principal executive offices are located at 12012 Sunset Hills Road, Reston, Virginia 20190, and our telephone number is (703) 234-7000.

Risk Factors

        Please read "Item 1A — Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, which is incorporated herein by reference, and "Risk Factors" in the accompanying prospectus for discussion of some important risks you should consider before deciding to invest in shares of our common stock. Any statement contained under "Risk Factors" in the accompanying prospectus will be deemed to have been modified or superseded to the extent that any statement contained under "Item 1A—Risk Factors" in that Annual Report modifies or supersedes the original statement in the prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
AND MARKET DATA

        This prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. When we refer to forward-looking statements or information, sometimes we use words such as "may," "will," "could," "should," "plan," "intend," "expect," "believe," "estimate," "anticipate," "continue" and similar words. Forward-looking statements are not guarantees of our future performance and involve risks, uncertainties and assumptions that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. There will likely be events in the future that we are not able to predict and over which we have no control. You should not place undue reliance on forward-looking statements. We do not undertake any obligation to notify you if we learn that any of the forward-looking statements or the underlying assumptions are incorrect.

        The risk factors included and incorporated by reference in this prospectus supplement and the accompanying prospectus describe some of the material risks affecting our business that are known to us but are not all-inclusive, particularly with respect to possible future events. Investing in our common stock involves risks, and you should consider these risks and uncertainties carefully in evaluating any of our forward-looking statements, and before you decide to purchase our common stock. Many events can occur or fail to occur that would cause our actual results to be different from those we describe.

        In addition, this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein contain forecasts and estimates regarding the information technology market and the federal government's spending and workforce and related matters, which may include estimates regarding projected growth in the federal government's information technology spending, projected federal government appropriations for homeland security, intelligence, national defense and similar matters, projected federal government demand for vendor-furnished information systems and services, projected growth in addressable spending on information technology by the U.S. Air Force, the Department of Homeland Security and other governmental agencies, the projected size of the federal government workforce, the projected increase in outsourcing by the federal government, the aging and projected retirement of the federal government's civilian workforce and employee turnover rates at other companies in our industry, and also contain forecasts and estimates regarding our future results of operations and financial condition, which may include forecasts and estimates regarding the projected impact of acquisitions on our results of operations, the projected percentage of our revenue attributable to various types of contracts, the projected net present value of certain tax elections, the projected adequacy of our liquidity and capital resources to meet our cash needs, our projected indirect costs as a percentage of sales, our projected operating margin and similar matters. This prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein may also include historical information regarding information technology expenditures by the federal government, time required to procure products and services by the federal government, the decline in federal government workforce and other matters relating to the information technology market and federal government procurement and regarding employee turnover rates at our company compared to other companies in our industry. These forecasts and estimates and this historical data have been derived from our own internal forecasts and estimates, publicly available information, industry publications and data compiled by independent market research firms. Although we believe the information obtained from these outside sources is reliable, we have not independently verified this information and we cannot assure you that it is accurate or that any of the forecasts or estimates made by us or derived from these sources will prove correct.

USE OF PROCEEDS

        We estimate that the net proceeds to us from this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $40.2 million. We expect to use the net proceeds from the offering to repay approximately $39.2 million aggregate principal amount of term loan borrowings outstanding under our existing credit facility, plus accrued and unpaid interest. As of March 31, 2006, these term loan borrowings bore interest at a weighted average rate of 6.165% annually. The proceeds from these term loan borrowings were used to finance a portion of the purchase price of certain acquisitions, including our acquisition of Zen Technology, Inc. in February 2006. These term loans mature in 2011 and require that we make periodic repayments of principal. Under the terms of our credit facility, term loan borrowings that we repay with the proceeds of this offering may not be reborrowed.

UNDERWRITING

        Subject to the terms and conditions of an underwriting agreement, we have agreed to sell to Wachovia Capital Markets, LLC, and Wachovia Capital Markets, LLC has agreed to purchase, all of the 1,200,000 shares of common stock offered by this prospectus supplement. The underwriter has agreed to purchase all of the shares if any of those shares are purchased.

        The shares of common stock are offered by the underwriter, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters by counsel for the underwriter and other conditions. The underwriter reserves the right to withdraw, cancel or modify the offer and to reject orders in whole or in part.

        Commissions and Discounts.    The underwriter has advised us that it proposes to offer the shares of common stock to the public at the public offering price appearing on the cover page of this prospectus supplement and to certain dealers at that price less a concession of not more than $0.15 per share. After the initial offering, the public offering price and concession may be changed.

        The following table shows the public offering price, underwriting discounts and commissions and proceeds, before expenses, to us, both on a per share basis and in total.

	Per Share	Total
Public offering price	$34.00	$40,800,000
Underwriting discounts and commissions	$0.25	$300,000
Proceeds, before expenses, to us	$33.75	$40,500,000

        We estimate that the expenses of this offering payable by us, not including underwriting discounts and commissions, will be approximately $300,000.

        Indemnity.    We have agreed to indemnify the underwriter against specified liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments that the underwriter may be required to make in respect of those liabilities.

        Lock-up Agreements.    Certain of our directors and executive officers will enter into agreements that, for a period beginning on and including the date of this prospectus supplement through and including the date which is 90 days after the date of this prospectus supplement, they will not, without the prior written consent of Wachovia Capital Markets, LLC, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of our common stock or other capital stock or any securities convertible into, or exercisable or exchangeable for, shares of our common or our other capital stock, except that such directors and executive officers will be permitted to transfer any of these securities by gift, will or intestate succession (so long as any recipient of those securities enters into a similar lock-up agreement reasonably satisfactory to Wachovia Capital Markets, LLC) or pursuant to a plan adopted and effectuated under Rule 10b5-1 under the Securities Exchange Act of 1934.

        In addition, we have agreed that, for a period beginning on and including the date of this prospectus supplement through and including the date which is 90 days after the date of this prospectus supplement, we will not, without the prior written consent of Wachovia Capital Markets, LLC, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of our common stock or other capital stock or any securities convertible into, or exercisable or exchangeable for, shares of our common stock or other capital stock, except for:

  •
  the shares of common stock being sold by us in this offering;

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  the issuance of shares of common stock and stock options pursuant to any employee stock option plans as in effect on the date of this prospectus supplement; and

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  the issuance of shares of common stock upon the exercise of stock options issued pursuant to any employee stock option plans as in effect on the date of this prospectus supplement.

        The 90-day restricted period described in the two preceding paragraphs will be extended if:

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  during the last 17 days of the 90-day restricted period, we issue an earnings release or material news or a material event relating to us occurs; or

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  prior to the expiration of the 90-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 90-day restricted period;

in which case the restrictions described in the two preceding paragraphs will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as the case may be, unless Wachovia Capital Markets, LLC waives, in writing, such extension; except that such extension will not apply if (i) within three business days prior to the 15th calendar day before the last day of the 90-day restricted period, and on the last day of such period, we deliver to Wachovia Capital Markets, LLC a certificate certifying that our shares of common stock are "actively traded securities" (as defined in Regulation M), (ii) we meet the applicable requirements of Rule 139(a)(1) under the Securities Act of 1933 in the manner contemplated by NASD Conduct Rule 2711(f)(4), and (iii) the provisions of NASD Conduct Rule 2711(f)(4) are not applicable to any research reports relating to us published or distributed by the underwriter during the 15 days after the last day of the 90-day restricted period (before giving effect to such extension).

        Wachovia Capital Markets, LLC may, in its sole discretion and at any time or from time to time, without notice, release all or any portion of the common stock or other securities subject to the lock-up agreements.

        Quotation on the Nasdaq National Market.    Our common stock is quoted on the Nasdaq National Market under the symbol "SINT".

        Stabilization.    In order to facilitate this offering of our common stock, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the market price of our common stock. Specifically, the underwriter may sell more shares of common stock than it is obligated to purchase under the underwriting agreement, creating a short position. The underwriter may close out a short position by purchasing shares of common stock in the open market.

        As an additional means of facilitating this offering, the underwriter may bid for, and purchase, common stock in the open market to stabilize the price of our common stock.

        The foregoing transactions, if commenced, may raise or maintain the market price of our common stock above independent market levels or prevent or retard a decline in the market price of the common stock.

        The underwriter has advised us that these transactions, if commenced, may be effected on the Nasdaq National Market or otherwise. Neither we nor the underwriter makes any representation that the underwriter will engage in any of the transactions described above and these transactions, if commenced, may be discontinued at any time without notice. Neither we nor the underwriter makes any representation or prediction as to the direction or magnitude of the effect that the transactions described above, if commenced, may have on the market price of our common stock.

        Transfer Agent and Registrar.    The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

        Other.    The underwriter and its affiliates have provided and in the future may provide investment banking and commercial banking services to us for which they have received and in the future may receive compensation. In particular, an affiliate of the underwriter is a lender and the sole book manager, lead arranger and administrative agent under our credit facility. Although we will use the net proceeds from this offering to repay some of the term loans outstanding under our credit facility, this affiliate of the underwriter did not provide us with any of those term loans and therefore will not receive any of the net proceeds from this offering through the repayment of those loans.

LEGAL MATTERS

        The validity of the shares of common stock offered hereby will be passed upon for us by Morrison & Foerster LLP. Sidley Austin LLP, San Francisco, California will act as counsel for the underwriter.

EXPERTS

        The consolidated financial statements of SI International, Inc. and Management's Report on Internal Control over Financial Reporting included in SI International, Inc.'s Form 10-K for the fiscal year ended December 31, 2005 have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly reports, proxy statements and other information with the Securities and Exchange Commission, or SEC. Our SEC filings are available to the public over the SEC's website at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the operating rules and procedures for the public reference room.

        This prospectus supplement and accompanying prospectus do not contain all of the information included in the registration statement we have filed with the SEC. We have omitted certain parts of the registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the registration statement, including its exhibits and schedules. Statements contained in this prospectus supplement and accompanying prospectus or any of the documents incorporated herein or therein about the provisions or contents of any contract, agreement or any other document referred to are not necessarily complete. Please refer to the actual exhibit for a more complete description of the matters involved.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" the information contained in the documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this prospectus supplement and until we sell all of the securities covered by this prospectus supplement, other than portions of these documents that are either (a) described in paragraphs (i), (k) and (l) of Item 402 of Regulation S-K promulgated by the SEC or (b) furnished under Item 9 or Item 12 of a Current Report on Form 8-K filed prior to August 23, 2004 or furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K filed on or after August 23, 2004.

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed on March 15, 2005; and

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  our Current Reports on Forms 8-K and 8-K/A, other than information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, filed January 6, 2006, February 2, 2006, February 14, 2006, February 21, 2006, February 24, 2006, March 3, 2006, and March 21, 2006.

        You may request a copy of these filings and any amendments thereto at no cost, by writing or telephoning us. Those copies will not include exhibits to those documents unless the exhibits are specifically incorporated by reference in the documents or unless you specifically request them. You may also request copies of any exhibits to the registration statement. Please direct your request to:

            James E. Daniel, III
            Vice President, General Counsel and Secretary
            SI International, Inc.
            12012 Sunset Hills Road
            Reston, Virginia 20190
            (703) 234-7000

        Any statement contained in this prospectus supplement and the accompanying prospectus or in any document incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus will be deemed to have been modified or superseded to the extent that a statement contained in this prospectus supplement or the accompanying prospectus or in any other document we subsequently file with the SEC that also is incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes the original statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this prospectus supplement or the accompanying prospectus.

PROSPECTUS

SI International, Inc.

$100,000,000
Common Stock, Preferred Stock, Depositary Shares,
Warrants and Debt Securities
Offered by
SI International, Inc.

1,500,000 Shares of Common Stock
Offered by the
Selling Stockholders

        We may from time to time offer, in one or more series, separately or together, the following:

  •
  our common stock;

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  our preferred stock;

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  our preferred stock represented by depositary receipts;

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  warrants to purchase our common and preferred stock;

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  our debt securities which may be either senior debt securities or subordinated debt securities; and

  •
  guarantees of our debt securities by one or more of our subsidiaries.

        The aggregate initial public offering price of the securities that we may offer through this prospectus will be up to $100,000,000. In addition, up to 1,500,000 shares of our common stock may be offered from time to time in one or more offerings by the selling stockholders identified in this prospectus at prices that such selling stockholders will determine at the time of the offering. We will not receive any proceeds from the sales of shares of our common stock by the selling stockholders.

        We will provide the specific terms of the securities offered by us or the selling stockholders in supplements to this prospectus, which we will deliver together with the prospectus at the time of sale.

        This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement. Please read this prospectus and the applicable supplement carefully before you invest in any of our securities.

        Our common stock is quoted on the Nasdaq National Market under the symbol "SINT."

        Investing in our securities involves risks. See "Risk Factors" beginning on page 3 and in the "Risk Factors" section, if any, of the applicable prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 21, 2004.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $100,000,000. In addition, the selling stockholders referred to in this prospectus may offer and sell up to 1,500,000 shares of our common stock under this prospectus and any prospectus supplement. We will not receive any of the proceeds from any sale of shares by the selling stockholders.

        Our prospectus provides you with a general description of the securities we and the selling stockholders may offer. Each time we or the selling stockholders sell securities, we will provide a prospectus supplement that will contain specific information about all of the terms of that offering. Our prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the applicable prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

        References to "we," "us" or "our" refer to SI International, Inc. and its direct or indirect owned subsidiaries, unless the context otherwise requires. The term "you" refers to a prospective investor.

        Before investing in our securities, you should be aware that there are various risks. Investors should carefully consider, among other factors, the factors discussed in this prospectus and in any prospectus supplement. This prospectus contains, and any accompanying prospectus supplement will contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Also, documents that we "incorporate by reference" into this prospectus, including documents that we subsequently file with the SEC will contain forward-looking statements. When we refer to forward-looking statements or information, sometimes we use words such as "may," "will," "could," "should," "plans," "intends," "expects," "believes," "estimates," "anticipates" and "continues." The risk factors in this prospectus describe risks that may affect these statements but are not all-inclusive, particularly with respect to possible future events. Many things can happen that can cause actual results to be different from those we describe. Forward-looking statements are not guarantees of our future performance and involve risks, uncertainties and assumptions that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. There will likely be events in the future that we are not able to predict and over which we have no control. You should not place undue reliance on forward-looking statements. We do not undertake any obligation to notify you if we learn that any of the forward-looking statements or the underlying assumptions are incorrect.

RISK FACTORS

Risks Related to Our Industry

We depend on contracts with the federal government for most of our revenue, and our business would be seriously harmed if the government ceased doing business with us or significantly decreased the amount of business it does with us.

        We derived 93.7% and 92.9% of our total revenue in fiscal 2003 and in fiscal 2002, respectively, and 96.2% of our total revenue in the three months ended March 27, 2004, from federal government contracts, either as a prime contractor or a subcontractor. This includes 54.5% and 49.0% of our total revenue in fiscal 2003 and in fiscal 2002, respectively, and 50.1% of our total revenue in the three months ended March 27, 2004, that we derived, either as a prime contractor or a subcontractor, from contracts with agencies of the Department of Defense and intelligence community. We expect that we will continue to derive most of our revenue for the foreseeable future from work performed under federal government contracts. If we were suspended or prohibited from contracting with the federal government generally, or with any significant agency of the Department of Defense or the intelligence community, or if our reputation or relationship with the federal government or any significant agency of the Department of Defense or the intelligence community were impaired, or if any of the foregoing otherwise ceased doing business with us or significantly decreased the amount of business it does with us, our business, prospects, financial condition and operating results would be materially adversely affected.

        Our two largest contracts, in terms of revenues, are scheduled to expire in September 2004. Our National Visa Center, or NVC, contract with the Department of State generated 13.9% and 11.0% of our total revenues in fiscal 2003 and in fiscal 2002, respectively, and approximately 10.2% of our total revenue for the three months ended March 27, 2004. We have received a solicitation from the government for the recompetition of the NVC contract and submitted our proposal on April 23, 2004. We cannot guarantee that we will win the recompete for the NVC contract. If we fail to win the recompete for the NVC contract, our business would be materially adversely affected.

        Our contract with the U.S. Air Force Space Command for communications and computer infrastructure for command and control, information management and intelligence and for surveillance and reconnaissance, or C4I2SR, generated 22.1% of our total revenues in fiscal 2003 and approximately 10.6% of our total revenue for the three months ended March 27, 2004. On a pro forma basis, assuming MATCOM had been acquired on December 29, 2002, the C4I2SR contract would have generated 15.6% of our total revenues in fiscal year 2003. On March 26, 2004, we announced that the federal government awarded us the C4I2TSR contract, the successor contract to the C4I2SR contract. The indefinite delivery/indefinite quantity prime contract has a three and one-half year base period, with three two-year options exercisable at the option of the federal government. If all option periods are exercised, the contract term would be nine and one-half years and would have a value of approximately $800 million.

Our business could be adversely affected by changes in budgetary priorities of the federal government.

        Because we derive a significant portion of our revenue from contracts with the federal government, we believe that the success and development of our business will continue to depend on our successful participation in federal government contract programs. Changes in federal government budgetary priorities could directly affect our financial performance. A significant decline in government expenditures, a shift of expenditures away from programs which call for the types of services that we provide or a change in federal government contracting policies, could cause federal governmental agencies to reduce their expenditures under contracts, to exercise their right to terminate contracts at any time without penalty, not to exercise options to renew contracts or to delay or not enter into new contracts. Any of those actions could seriously harm our business, prospects, financial condition or operating results. Moreover, although our contracts with governmental agencies often contemplate that our services will be performed over a period of several years, Congress usually must approve funds for a given program each government fiscal year and may significantly reduce or eliminate funding for a program. Significant reductions in these appropriations by Congress could have a material adverse effect on our business. Additional factors that could have a serious adverse effect on our federal government contracting business include:

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  changes in federal government programs or requirements;

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  budgetary priorities limiting or delaying federal government spending generally, or by specific departments or agencies in particular, and changes in fiscal policies or available funding, including potential governmental shutdowns;

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  reduction in the federal government's use of technology solutions firms; and

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  an increase in the number of contracts reserved for small businesses, or small business set asides, which could result in our inability to compete directly for these prime contracts.

Our contracts with the federal government may be terminated or adversely modified prior to completion, which could adversely affect our business.

        Federal government contracts generally contain provisions, and are subject to laws and regulations, that give the federal government rights and remedies not typically found in commercial contracts, including provisions permitting the federal government to:

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  terminate our existing contracts;

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  reduce potential future income from our existing contracts;

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  modify some of the terms and conditions in our existing contracts;

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  suspend or permanently prohibit us from doing business with the federal government or with any specific government agency;

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  impose fines and penalties;

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  subject us to criminal prosecution;

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  subject the award of some contracts to protest or challenge by competitors, which may require the contracting federal agency or department to suspend our performance pending the outcome of the protest or challenge and which may also require the government to solicit new bids for the contract or result in the termination, reduction or modification of the awarded contract;

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  suspend work under existing multiple year contracts and related task orders if the necessary funds are not appropriated by Congress;

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  decline to exercise an option to extend an existing multiple year contract; and

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  claim rights in technologies and systems invented, developed or produced by us.

        The federal government may terminate a contract with us either "for convenience" (for instance, due to a change in its perceived needs or its desire to consolidate work under another contract) or if we default by failing to perform under the contract. If the federal government terminates a contract with us for convenience, we generally would be entitled to recover only our incurred or committed costs, settlement expenses and profit on the work completed prior to termination. If the federal government terminates a contract with us based upon our default, we generally would be denied any recovery for undelivered work, and instead may be liable for excess costs incurred by the federal government in procuring undelivered items from an alternative source. As is common with government contractors, we have experienced and continue to experience occasional performance issues under some of our contracts. We may in the future receive show-cause or cure notices under contracts that, if not addressed to the federal government's satisfaction, could give the government the right to terminate those contracts for default or to cease procuring our services under those contracts.

        Our federal government contracts typically have terms of one or more base years and one or more option years. Many of the option periods cover more than half of the contract's potential term. Federal governmental agencies generally have the right not to exercise options to extend a contract. A decision to terminate or not to exercise options to extend our existing contracts could have a material adverse effect on our business, prospects, financial condition and results of operations.

        Certain of our federal government contracts also contain "organizational conflict of interest" clauses that could limit our ability to compete for certain related follow-on contracts. For example, when we work on the design of a particular solution, we may be precluded from competing for the contract to install that solution. While we actively monitor our contracts to avoid these conflicts, we cannot guarantee that we will be able to avoid all organizational conflict of interest issues.

If we fail to establish and maintain important relationships with government entities and agencies, our ability to successfully bid for new business may be adversely affected.

        To develop new business opportunities, we primarily rely on establishing and maintaining relationships with various government entities and agencies. We may be unable to successfully maintain our relationships with government entities and agencies, and any failure to do so could materially adversely affect our ability to compete successfully for new business.

We derive significant revenue from contracts and task orders awarded through a competitive bidding process. If we are unable to win new awards or successfully compete for renewal contracts, our business and prospects may be adversely affected.

        A significant number of our contracts and task orders with the federal government are awarded through a competitive bidding process. We expect that much of the business that we will seek in the foreseeable future will continue to be awarded through competitive bidding of new contracts and task orders and contracts subject to renewal. Recently, members of Congress and administration officials have authorized changes to the procurement process intended to increase competition among suppliers to the federal government. Budgetary pressures and reforms in the procurement process have caused many federal government clients to increasingly purchase goods and services through indefinite delivery/indefinite quantity, or ID/IQ, contracts, including General Services Administration contracts, or GSA contracts, and other government-wide acquisition contracts, or GWACs. These contracts have increased competition and pricing pressure by concentrating work under fewer contracts, and requiring competition both prior to the initial award of the contract and throughout the term of the contract in order to obtain task orders for the services we provide, requiring that we make sustained post-award marketing efforts to realize revenue under each such contract. These contracts generally approve particular contractors to provide specified goods and services to the applicable governmental agency but generally do not obligate the agency to purchase any particular amount of goods or services. To procure goods or services under the contract, the agency generally awards task orders to perform specified services or to supply specified goods pursuant to competitive bidding among approved contractors. Thus, the existence of a contract does not ensure future revenue; rather, the contract merely provides us the opportunity to compete for additional work. An agency may administer an ID/IQ contract in which it procures goods and services for itself. Under the same contract, other federal agencies may also procure goods and services. These contracts are known as GWACs. When multiple prime contractors hold GWACs for the same goods and services, all of them are eligible to supply goods and services under the contract. As a result, qualified contractors often compete with each other to obtain task orders under a GWAC. Similarly, GSA contracts, including contracts commonly known as GSA Schedule contracts, are procurement contracts administered by the GSA on behalf of the entire federal government. Like GWACs, multiple contractors may be awarded GSA contracts for the same goods and services. As a result, an agency may procure goods and services from any contractor awarded the GSA contract at the prices and on the terms stated in the contract. Moreover, even if we are highly qualified to work on a particular new contract or a contract subject to renewal, we might not be awarded business because of the federal government's policy and practice of procuring goods and services from multiple contractors in order to maintain a diverse base of contractors.

        The competitive bidding process presents a number of risks, including the following:

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  we expend substantial funds, managerial time and effort to prepare bids and proposals for contracts that we may not win;

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  we may be unable to estimate accurately the resources and cost that will be required to service any contract we win, which could result in substantial cost overruns; and

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  we may encounter expense and delay if our competitors protest or challenge awards of contracts to us in competitive bidding, and any such protest or challenge could result in a requirement to resubmit bids on modified specifications or in the termination, reduction or modification of the awarded contract.

        The government contracts for which we compete typically have multiple year terms, and if we are unable to win a particular contract, we generally will be foreclosed from competing again for that contract until its expiration several years later. If we are unable to win new contract awards, our business and prospects will be adversely affected. In addition, upon the expiration of a contract, if the client requires further services of the type provided by the contract, there is frequently a competitive rebidding process. As of March 27, 2004, approximately 14.0% of our revenue recognized during fiscal 2003 was derived from contracts that are or will be subject to recompetition bids prior to the end of government fiscal 2004 (ending September 30, 2004). This figure excludes the C4I2SR contract, which generated 22.1% of our revenue recognized in fiscal 2003, as a result of our March 2004 award of the C4I2TSR contract, the successor to the C4I2SR contract. Although we have been awarded the C4I2TSR contract, there can be no assurance that we will win any particular bid or recompetition bid, or that we will be able to replace business lost upon expiration or completion of a contract, and the termination or nonrenewal of any of our significant contracts or a substantial portion of our other contracts could materially adversely affect our operating results.

Our business may suffer if our facilities or our employees are unable to obtain or retain the security clearances or other qualifications needed to perform services for our clients.

        Many of our federal government contracts require employees and facilities used in specific engagements to hold security clearances and to clear National Agency Checks and Defense Security Service checks. Many of our contracts require us to employ personnel with specified levels of education, work experience and security clearances. Depending on the level of clearance, security clearances can be difficult and time-consuming to obtain. If our employees or our facilities lose or are unable to obtain necessary security clearances or successfully clear necessary National Agency or Defense Security Service checks, we may not be able to win new business and our existing clients could terminate their contracts with us or decide not to renew them. To the extent we cannot obtain or maintain the security clearances necessary for our facilities or our employees working on a particular contract or to the extent our facilities or our employees do not successfully clear necessary National Agency Checks or Defense Security Service checks, we may not derive the revenue anticipated from the contract, and our operating results could be materially adversely affected.

We must comply with a variety of laws, regulations and procedures and our failure to comply could harm our operating results.

        We must observe laws and regulations relating to the formation, administration and performance of federal government contracts which affect how we do business with our clients and impose added costs on our business. For example, the Federal Acquisition Regulation and the industrial security regulations of the Department of Defense and related laws include provisions that:

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  allow our federal government clients to terminate or not renew our contracts if we come under foreign ownership, control or influence;

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  require us to disclose and certify cost and pricing data in connection with contract negotiations;

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  require us to prevent unauthorized access to classified information; and

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  require us to comply with laws and regulations intended to promote various social or economic goals.

        We are subject to industrial security regulations of the Department of Defense and other federal agencies that are designed to safeguard against foreigners' access to classified information. If we were to come under foreign ownership, control or influence, we could lose our facility security clearances, which could result in our federal government customers terminating or deciding not to renew our contracts, and could impair our ability to obtain new contracts.

        In addition, our employees often must comply with procedures required by the specific agency for which work is being performed, such as time recordation or prohibition on removal of materials from a location.

        Our failure to comply with applicable laws, regulations or procedures, including federal procurement regulations and regulations regarding the protection of classified information, could result in contract termination, loss of security clearances, suspension or prohibition from contracting with the federal government, civil fines and damages and criminal prosecution and penalties, any of which could materially adversely affect our business.

The federal government may revise its procurement or other practices in a manner adverse to us.

        The federal government may revise its procurement practices or adopt new contracting rules and regulations, such as cost accounting standards. It could also adopt new contracting methods relating to GSA contracts, GWACs or other government-wide contracts, or adopt new standards for contract awards intended to achieve certain social or other policy objectives, such as establishing new set-aside programs for small or minority-owned businesses. In addition, the federal government may face restrictions from new legislation or regulations, as well as pressure from government employees and their unions, on the nature and amount of services the federal government may obtain from private contractors. These changes could impair our ability to obtain new contracts or contracts under which we currently perform when those contracts are put up for recompetition bids. Any new contracting methods could be costly or administratively difficult for us to implement, and, as a result, could harm our operating results. For example, the Truthfulness, Responsibility and Accountability in Contracting Act, proposed in 2001, would have limited and severely delayed the federal government's ability to use private service contractors. Although this proposal was not enacted, it or similar legislation could be proposed at any time. Any reduction in the federal government's use of private contractors to provide federal information technology services could materially adversely impact our business.

Our contracts and administrative processes and systems are subject to audits and cost adjustments by the federal government, which could reduce our revenue, disrupt our business or otherwise adversely affect our results of operations.

        Federal governmental agencies, including the Defense Contract Audit Agency, or DCAA, routinely audit and investigate government contracts and government contractors' administrative processes and systems. These agencies review our performance on contracts, pricing practices and cost structure. They also review our compliance with applicable laws, government regulations, policies and standards and the adequacy of our internal control systems and policies, including our purchasing, property, estimating, compensation and management information systems. Any costs found to be improperly allocated to a specific contract will not be reimbursed, and any such costs already reimbursed must be refunded. Moreover, if any of our administrative processes and systems are found not to comply with the applicable requirements, we may be subjected to increased government scrutiny or required to obtain additional governmental approvals that could delay or otherwise adversely affect our ability to compete for or perform contracts. Therefore, an unfavorable outcome to an audit by the DCAA or another government agency, such as the Defense Security Service, or DSS, which verifies security compliance, could materially adversely affect our competitive position and result in a substantial reduction of our revenues. If a government investigation uncovers improper or illegal activities, we may be subject to civil and criminal penalties and administrative sanctions, including termination of contracts, forfeitures of profits, suspension of payments, fines and suspension or debarment from doing business with the federal government. In addition, we could suffer serious reputational harm if allegations of impropriety were made against us.

Failure to maintain strong relationships with other government contractors could result in a decline in our revenue.

        We derived 15.7% and 17.1% of our total revenue in fiscal 2003 and in fiscal 2002, respectively, and 20.6% of our total revenue for the three months ended March 27, 2004 from contracts under which we acted as a subcontractor or from "teaming" arrangements in which we and other contractors jointly bid on particular contracts or programs. As a subcontractor or team member, we often lack control over fulfillment of a contract, and poor performance on the contract could tarnish our reputation, even when we perform as required. We expect to continue to depend on relationships with other contractors for a portion of our revenue in the foreseeable future. Moreover, our revenue and operating results could be materially adversely affected if any prime contractor or teammate chooses to offer a client services of the type that we provide or if any prime contractor or teammate teams with other companies to independently provide those services.

The calculation of our backlog is subject to numerous uncertainties, and we may not receive the full amounts of revenue estimated under the contracts included in our backlog, which could reduce our revenue in future periods.

        Backlog is our estimate of the amount of revenue we expect to realize over the remaining life of the awarded contracts and task orders we have in hand as of the measurement date. Our total backlog consists of funded and unfunded backlog. We define funded backlog as estimated future revenues under government contracts and task orders for which funding has been appropriated by Congress and authorized for expenditure by the applicable agency, plus estimated future revenues we expect to receive under signed purchase orders with commercial clients. Unfunded backlog is the difference between total backlog and funded backlog. Unfunded backlog reflects our estimate of future revenues under awarded government contracts and task orders for which either funding has not been appropriated or expenditures have not been authorized. Our total backlog does not include estimates of revenue from GWAC or GSA schedules beyond contract or task order awards, but our unfunded backlog does include estimates of revenue beyond contract or task order awards for other types of ID/IQ contracts, including our C4I2SR contract and its successor contract, the C4I2TSR contract, both with the U.S. Air Force Space Command.

        The calculation of backlog is highly subjective and is subject to numerous uncertainties and estimates, and there can be no assurance that we will in fact receive the amounts we have included in our backlog. Our assessment of a contract's potential value is based upon factors such as historical trends, competition and budget availability. In the case of contracts which may be renewed at the option of the applicable agency, we generally calculate backlog by assuming that the agency will exercise all of its renewal options; however, the applicable agency may elect not to exercise its renewal options. In addition, federal contracts typically are only partially funded at any point during their term, and all or some of the work to be performed under a contract may remain unfunded unless and until Congress makes subsequent appropriations and the procuring agency allocates funding to the contract. Our estimate of the portion of backlog from which we expect to recognize revenues in fiscal 2004 or any future period is likely to be inaccurate because the receipt and timing of any of these revenues is dependent upon subsequent appropriation and allocation of funding and is subject to various contingencies, such as timing of task orders, many of which are beyond our control. In addition, we may never receive revenues from some of the engagements that are included in our backlog and this risk is greater with respect to unfunded backlog. The actual receipt of revenues on engagements included in backlog may never occur or may change because a program schedule could change, the program could be canceled, the governmental agency could elect not to exercise renewal options under a contract or could select other contractors to perform services, or a contract could be reduced, modified or terminated. We adjust our backlog on a quarterly basis to reflect modifications to or renewals of existing contracts or task orders, awards of new contracts or task orders, or approvals of expenditures. Additionally, the maximum contract value specified under a government contract or task order awarded to us is not necessarily indicative of the revenues that we will realize under that contract. We also derive revenues from ID/IQ contracts, which typically do not require the government to purchase a specific amount of goods or services under the contract other than a minimum quantity which is generally very small. If we fail to realize revenue included in our backlog, our revenues and operating results for the then current fiscal year as well as future reporting periods could be materially adversely affected.

Loss of our GSA contracts or GWACs would impair our ability to attract new business.

        We are a prime contractor under several GSA contracts and GWAC schedule contracts. We believe that our ability to continue to provide services under these contracts will continue to be important to our business because of the multiple opportunities for new engagements each contract provides. If we were to lose our position as prime contractor on one or more of these contracts, we could lose substantial revenues and our operating results could suffer. GSA contracts and other GWACs typically have a one or two-year initial term with multiple options exercisable at the government client's discretion to extend the contract for one or more years. We cannot be assured that our government clients will continue to exercise the options remaining on our current contracts, nor can we be assured that our future clients will exercise options on any contracts we may receive in the future.

Risks Associated with International Operations

        Our international business exposes us to additional risks including exchange rate fluctuations, foreign tax and legal regulations and political or economic instability that could materially adversely affect our operating results.

        In connection with our international operations (including international operations under U.S. government contracts), we are subject to risks associated with operating in and selling to foreign countries, including:

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  devaluations and fluctuations in currency exchange rates;

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  changes in or interpretations of foreign regulations that may adversely affect our ability to sell all of our products or repatriate profits to the United States;

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  imposition of limitations on conversions of foreign currencies into dollars;

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  imposition of limitations on or increase of withholding and other taxes on remittances and other payments by foreign subsidiaries or joint ventures;

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  compliance with the local labor laws of the countries in which we operate;

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  hyperinflation or political instability in foreign countries;

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  potential personal injury to our personnel who may be exposed to military conflict situations in foreign countries;

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  imposition or increase of investment and other restrictions or requirements by foreign governments; and

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  U.S. arms export control regulations and policies, which govern our ability to supply foreign affiliates and customers.

        Although our international operations are not currently substantial, to the extent we expand our international operations, these and other risks associated with international operations are likely to increase. Although such risks have not harmed our operating results in the past, no assurance can be given that such risks will not materially adversely affect our operating results in the future.

If subcontractors on our prime contracts are able to secure positions as prime contractors, we may lose revenue.

        For each of the past several years, as the GSA schedule contracts and GWACs have increasingly been used as contract vehicles, we have received substantial revenue from government clients relating to work performed by other information technology providers acting as subcontractors to us. In some cases, companies that have not held GSA schedule contracts or secured positions as prime contractors on GWACs have approached us in our capacity as a prime contractor, seeking to perform services as our subcontractor for a government client. Some of these providers that are currently acting as subcontractors to us may in the future secure positions as prime contractors upon renewal of the GSA schedule or a GWAC contract. If one or more of our current subcontractors are awarded prime contractor status in the future, it could reduce or eliminate our revenue for the work they were performing as subcontractors to us. Revenue derived from work performed by our subcontractors represented approximately 13% of our revenue for each of fiscal 2002 and 2003, and approximately 11.6% of our revenue in the three months ended March 27, 2004.

Risks Related to Our Business

We have incurred net losses in the past and our revenue and operating results could be volatile.

        In fiscal 2003 and 2002, we had net income attributable to common stockholders of $7.4 million and $529,000, respectively. In the first three months ended March 27, 2004, we had net income attributable to common stockholders of $2.4 million. We incurred net losses attributable to common stockholders of $2.8 million and $2.3 million for fiscal 2001 and 2000, respectively. We cannot assure you that we will not incur net losses attributable to common stockholders in the future.

        Our revenue and operating results may vary significantly from quarter to quarter. In particular, if the federal government does not pass, or delays passing, an appropriation act for each government fiscal year beginning on October 1, or fails to pass a resolution maintaining current funding levels until passage of an appropriation act, federal agencies may be forced to suspend our contracts, delay payments for work performed and delay the award of new and follow-on contracts and task orders due to a lack of funding. We are unable to predict the amount and timing of equipment purchases required by the U.S. Air Force Space Command C4I2SR contract and the recently awarded successor to that contract, the C4I2TSR contract. The timing of purchases under these contracts affects and will continue to affect our revenue and operating results, sometimes substantially, and we expect that these fluctuations will continue for the term of these contracts. Further, the rate at which the federal government procures technology may be negatively affected depending on priorities of presidential administrations or senior government officials. Therefore, our historical operating results may not be a good indication of our future performance. Our quarterly operating results may not meet the expectations of securities analysts or investors, which in turn may have an adverse effect on the market price of our common stock. Our quarterly operating results may also fluctuate due to impairment of goodwill charges required by recent changes in accounting standards.

We may lose money or generate less than anticipated profits if we do not accurately estimate the cost of our performance under fixed price or time and materials contracts.

        Some of our contracts require that we perform on a fixed price basis. We derived 26.6% of our total revenue in fiscal 2003 and 17.3% of our total revenue in fiscal 2002 from fixed price contracts. In addition, we derived 25.7% of our total revenue in the three months ended March 27, 2004 from fixed price contracts. A fixed price contract generally provides that we will receive a specified price for our performance under the contract, regardless of the cost to us of such performance. This requires that we accurately estimate the cost that we will incur to perform our obligations under any contract at the time that we submit our proposal or offer to the applicable government agency. When making proposals for engagements on a fixed price basis, we rely on our estimates of costs and timing for completing the projects. These estimates are subject to numerous variables and uncertainties, and there can be no assurance that the costs of performing under any fixed price contract will not exceed, perhaps substantially, our estimates. Any increased or unexpected costs or unanticipated delays in connection with the performance of fixed price contracts, including costs and delays caused by factors outside our control, could make these contracts less profitable than anticipated or could cause us to incur losses, which could be substantial, on these contracts. In the past, we have from time to time incurred losses on some fixed price contracts and our profits on some fixed price contracts have been less than anticipated. Our operating results could be materially adversely affected if the actual costs of performing under these contracts exceed our estimates.

        Many of our contracts are performed on a time and materials basis. A time and materials contract typically provides that we are paid a fixed hourly rate for direct labor costs expended and reimbursed for allowable materials, costs and expenses. We derived 35.1% of our total revenues in fiscal 2003 and 42.1% of our total revenues for fiscal 2002 from time and materials contracts. In addition, we derived 51.0% of our total revenue in the three months ended March 27, 2004 from time and materials contracts. While time and materials contracts are generally subject to less uncertainty than fixed price contracts, to the extent that our actual labor costs are higher than the contract rates, we may lose money on the contract.

Our margins and operating results may suffer if cost reimbursable contracts increase as a percentage of our total government contracts.

        In general, cost reimbursable contracts are the least profitable of our government contracts. Our cost reimbursable contracts generally provide for reimbursement of costs, which are determined to be reasonable, allowable and allocable to the contract, as well as payment of a fee representing the profit margin negotiated between us and the contracting agency, which may be fixed or performance based. Our time and materials contracts generally are more profitable than our cost reimbursable contracts. Cost reimbursable contracts contributed 38.3% and 40.6% of our total revenues in fiscal 2003 and fiscal 2002, respectively, and 23.3% of our total revenues in the three months ended March 27, 2004. To the extent that cost reimbursable contracts represent an increased proportion of our total government contracts, our operating results could be materially adversely affected.

Our markets are highly competitive, and many of the companies we compete against have substantially greater resources.

        We operate in highly competitive markets that include a large number of participants and involve intense competition to win contracts. Many of our competitors may compete more effectively than we can because they are larger, have greater financial and other resources, have better or more extensive relationships with government officials involved in the procurement process and have greater brand or name recognition. In order to stay competitive in our industry, we must attract and retain the highly skilled employees necessary to provide our services and keep pace with changing technologies and client preferences. In addition, some of our competitors have established alliances or strategic relationships among themselves or with third parties in order to increase their ability to address client needs. As a result, new competitors or alliances among competitors may emerge and compete more effectively than we can. There is also a significant industry trend towards consolidation which may result in the emergence of larger companies that may be better able to compete with us. If we are unable to compete effectively, our business could be materially adversely affected.

Our failure to attract and retain qualified employees, including our executive and senior management team, may adversely affect our business.

        Our continued success depends to a substantial degree on our ability to recruit and retain the technically skilled personnel we need to serve our clients effectively. Our business involves the development of tailored technology solutions for our clients, a process that relies heavily upon the expertise and services of our employees. Competition for skilled personnel in the information technology services industry is intense, and technology service companies often experience high attrition among their skilled employees. Recruiting and training these employees require substantial resources. Our failure to attract and retain technical personnel could increase our costs of performing our contracts, reduce our ability to meet our clients' needs, limit our ability to win new business and constrain our ability to grow.

        In addition to attracting and retaining qualified technical personnel, we believe that our success will depend on the continued employment of our executive and senior management team and its ability to generate new business and execute projects successfully. We believe that the personal reputations of our management team members and the business relationships between individual members of our management team and governmental officials involved in the procurement process and related areas are critical elements of obtaining and maintaining client engagements in our industry, particularly with agencies performing classified operations. To create and maintain these client relationships, identify potential business opportunities and establish our reputation among our current and potential clients, we depend on our senior management team. The loss of any of our senior executives could cause us to lose client relationships or new business opportunities, which could materially adversely affect our business.

A substantial majority of our historical growth has been due to acquisitions and we may have difficulty identifying and executing future acquisitions on favorable terms, which may adversely affect our results of operations and stock price.

        A substantial majority of our historical growth was the result of acquisitions, and the selective pursuit of acquisitions remains one of our key growth strategies. We cannot assure you that we will be able to identify and execute suitable acquisitions in the future on terms that are favorable to us, or at all.

        We may encounter other risks in executing our acquisition strategy, including:

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  increased competition for acquisitions which may increase the price of our acquisitions; and

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  our failure to discover material liabilities during the due diligence process, including the failure of prior owners of any acquired businesses or their employees to comply with applicable laws or regulations such as the Federal Acquisition Regulation and health, safety, employment and environmental laws, or their failure to fulfill their contractual obligations to the federal government or other clients.

        In connection with any future acquisitions, we may decide to consolidate the operations of any acquired business with our existing operations or to make other changes with respect to the acquired business, which could result in special charges or other expenses. Our results of operations also may be adversely affected by expenses we incur in making acquisitions and, in the event that any goodwill resulting from present or future acquisitions is found to be impaired, by goodwill impairment charges. As of March 27, 2004, we had approximately $94.5 million of goodwill resulting from acquisitions on our balance sheet and, to the extent we make future acquisitions, the amount of goodwill could increase, perhaps substantially. Any of the businesses we acquire may also have liabilities or adverse operating issues.

        In addition, our ability to make future acquisitions may require us to obtain additional financing and we may be materially adversely affected if we cannot obtain additional financing for any future acquisitions. To the extent that we seek to acquire other businesses in exchange for our common stock, fluctuations in our stock price could have a material adverse effect on our ability to complete acquisitions and the issuance of common stock to acquire other businesses could be dilutive to our stockholders. To the extent that we use borrowings to acquire other businesses, our debt service obligations could increase substantially and relevant debt instruments may, among other things, impose additional restrictions on our operations, require us to comply with additional financial covenants or require us to pledge additional assets to secure our borrowings.

We may have difficulty integrating the operations of any companies we acquire, which may adversely affect our results of operations.

        The success of our acquisition strategy will depend upon our ability to successfully integrate our acquired businesses. The integration of these businesses into our operations may result in unforeseen events or operating difficulties, absorb significant management attention and require significant financial resources that would otherwise be available for the ongoing development of our business. These integration difficulties could include the integration of personnel with disparate business backgrounds, the transition to new information systems, coordination of geographically dispersed organizations, loss of key employees of acquired companies and reconciliation of different corporate cultures. For these or other reasons, we may be unable to retain key clients or to retain or renew contracts of acquired companies. Moreover, any acquired business may fail to generate the revenue or net income we expected or produce the efficiencies or cost-savings that we anticipated.

If we are unable to manage our growth, our business may be adversely affected.

        Sustaining our growth has placed significant demands on our management, as well as on our administrative, operational and financial resources. If we continue to grow, we must improve our operational, financial and management information systems and expand, motivate and manage our workforce. If we are unable to do so, or if new systems that we implement to assist in managing any future growth do not produce the expected benefits, our business, prospects, financial condition or operating results could be materially adversely affected.

Systems failures may disrupt our business and have an adverse effect on our results of operations.

        Any systems failures, including failure of network, software or hardware systems, whether caused by us, a third-party service provider, unauthorized intruders and hackers, computer viruses, natural disasters, power shortages or terrorist attacks, could cause loss of data and interruptions or delays in our business or that of our clients. In addition, the failure or disruption of mail, communications or utilities could cause us to interrupt or suspend our operations or otherwise harm our business. Our property and business interruption insurance may be inadequate to compensate us for losses that may occur as a result of any system or operational failure or disruption, and insurance to cover these types of risks may not be available in the future on terms that we consider acceptable, if at all.

        The systems and networks that we maintain for our clients, although redundant in their design, could also fail. If a system or network we maintain were to fail or experience service interruptions, we might experience loss of revenue or face claims for damages or contract termination. Our liability insurance may be inadequate to compensate us for damages that we might incur and liability insurance to cover these types of risks may not be available in the future on terms that we consider acceptable, or at all.

If our subcontractors fail to perform their contractual obligations, our performance as a prime contractor and our ability to obtain future business could be materially and adversely impacted.

        Approximately 13% of our total revenue in each of fiscal 2003, fiscal 2002 and fiscal 2001, and approximately 11.6% of our total revenues in the three months ended March 27, 2004, was generated by work performed by subcontractors who perform a portion of the work we are obligated to deliver to our clients. A failure by one or more of our subcontractors to satisfactorily deliver on a timely basis the agreed-upon supplies and/or perform the agreed-upon services may materially and adversely affect our ability to perform our obligations as a prime contractor. In extreme cases, a subcontractor's performance deficiency could result in the federal government terminating our contract for default. A default termination could expose us to liability for excess costs of reprocurement by the government and have a material adverse effect on our ability to compete for future contracts and task orders.

Our indebtedness and debt service obligations may increase substantially and we will be subject to restriction under debt instruments.

        As of March 27, 2004, we had approximately $46.0 million of debt outstanding under our credit facility. Contemporaneously with the closing of our acquisition of MATCOM on January 21, 2004, we amended and restructured our prior credit facility and increased the borrowing capacity to $80.0 million, which consists of both revolving credit and term loans. Borrowings available under our amended credit facility were used as part of the acquisition price for MATCOM and will also be used to finance our future business needs, including acquisitions, when and if we identify suitable acquisition targets. Our leverage may increase as a result of any future acquisitions and, accordingly, the amount of our indebtedness will likely increase, perhaps substantially.

        Our indebtedness could have significant negative consequences, including:

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  increasing our vulnerability to general adverse economic and industry conditions;

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  limiting our ability to obtain additional financing;

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  requiring that a substantial portion of our cash flow from operations be applied to pay our debt service obligations, thus reducing cash available for other purposes;

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  limiting our flexibility in planning for or reacting to changes in our business or in the industry in which we compete; and

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  placing us at a possible disadvantage compared to our competitors with less leverage or better access to capital.

        Our credit facility bears interest at variable rates based upon prevailing market interest rates, which exposes us to the risk of increased interest rates.

        Our ability to make scheduled payments of the principal of, to pay interest on, or to refinance, our debt will depend primarily on our future performance, which to a certain extent is subject to the economic, financial, competitive and other factors beyond our control. There can be no assurance that our business will continue to generate sufficient cash flow from operations in the future to service our debt or meet our other cash needs. If we are unable to generate this cash flow from our business, we may be required to refinance all or a portion of our existing debt, sell assets or obtain additional financing to meet our debt obligations and other cash needs. We cannot assure you that any such refinancing, sale of assets or additional financing would be possible on terms that we would find acceptable.

        If we fail to comply with the financial covenants in our amended credit facility, our lenders may exercise remedies, including requiring immediate repayment of all outstanding amounts. The financial covenants in our amended credit facility include the following:

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  a leverage ratio that requires us to maintain a ratio of funded debt to consolidated EBITDA for such period, on a consolidated basis for the twelve month period ending on the last day of any fiscal quarter, of no more than 3.00 to 1.00 through September 30, 2004, 2.75 to 1.00 from October 1, 2004 through September 30, 2005, and 2.50 to 1.00 from October 1, 2005 and thereafter;

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  a fixed charge coverage ratio that requires us to maintain a ratio, on a consolidated basis for the twelve month period ending on the last day of any fiscal quarter, of (i) consolidated EBITDA less consolidated capital expenditures for such period, to (ii) the sum of consolidated interest expense plus scheduled funded debt payments plus cash taxes for such period, of greater than or equal to 1.10 to 1.00;

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  the amount of consolidated capital expenditures made in cash during any fiscal year is limited to 2.0% of consolidated gross revenues plus the unused portion on consolidated capital expenditures that would have been permitted in the previous fiscal year in an amount not to exceed $1,000,000; and

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  the amount of consolidated net worth must be equal to or greater than the sum of (i) $69,000,000, (ii) on a cumulative basis as of the end of each fiscal quarter beginning with the quarter ending March 31, 2004, 50% of consolidated net income for the fiscal quarter then ended, and (iii) 100% of the net cash proceeds from any equity issuance occurring after January 21, 2004.

        The borrowings and other amounts due under our amended credit facility are secured by substantially all of our current and future tangible and intangible assets, including accounts receivable, inventory and capital stock of our existing or future subsidiaries. Our ability to obtain other debt financing may therefore be adversely affected because the lenders under our amended credit facility will have a prior lien on our assets to secure amounts we owe to them. In addition, upon the occurrence of specified events of default under the amended credit facility, the lenders would be entitled to demand immediate repayment of all borrowings and other amounts outstanding under the facility and to realize upon the collateral pledged under the facility to satisfy our obligations to them. The events of default include, but are not limited to, a default by us under a material government contract, which is defined as a government contract with a remaining term in excess of six months pursuant to which at least $5,000,000 is payable under the terms of that contract, or a material contract, which is defined as a contract pursuant to which at least $5,000,000 is payable under the terms of that contract.

        The credit facility also requires us to comply with certain covenants, including, among others, provisions:

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  relating to the maintenance of our assets securing the debt;

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  restricting our ability to pledge assets or create other liens;

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  restricting our ability to incur additional debt beyond certain levels and in certain circumstances;

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  restricting our ability to make certain distributions, investments and restricted payments, including dividend payments on our equity securities;

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  restricting our ability to alter the conduct of our business or our corporate existence;

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  restricting our ability to amend, modify, cancel, terminate or fail to renew material contracts;

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  restricting our ability to enter into transactions with affiliates;

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  restricting our ability to consolidate, merge or sell our assets;

  •
  restricting our ability to purchase property or assets other than in the ordinary course of business; and

  •
  restricting our ability to amend, modify or change our organizational documents, including our charter and bylaws.

Risks Related to Our Common Stock and
any Offering Made Pursuant to this Prospectus

Ownership of our stock is concentrated and this small group of stockholders may exercise substantial control over our actions.

        Based on shares outstanding as of May 3, 2004, investment partnerships and a limited liability company managed by Frontenac Company beneficially own approximately 32.9% of our outstanding stock, and our officers and directors beneficially own, in the aggregate, approximately 40.7% of our outstanding stock. The percentage of our shares owned by our directors and officers as set forth in the preceding sentence includes the shares owned by partnerships and a limited liability company managed by Frontenac Company because two of our directors are affiliates of Frontenac Company and are therefore deemed to beneficially own those shares. These stockholders, if acting together, have the ability to substantially influence the election of directors and other corporate actions. In addition, these partnerships and this limited liability company, if acting together, also have the ability to substantially influence the election of directors and other corporate actions. This concentration of ownership may also have the effect of delaying or preventing a change in our control.

Our management could apply the proceeds of any offering made pursuant to this prospectus to uses that do not increase our market value or improve our operating results.

        Unless otherwise indicated in the prospectus supplement, we may apply the net proceeds from any offering made pursuant to this prospectus to repay debt, to acquire other business and technologies and for working capital and other general corporate purposes. We have not reserved or allocated the net proceeds for any specific purpose, and we cannot state with certainty how our management will use the net proceeds. Accordingly, our management will have considerable discretion in applying the net proceeds.

We may use the net proceeds for purposes that do not result in any increase in our market value or improve our results of operations.

Provisions of our charter and bylaws and Delaware law make a takeover of our company more difficult.

        Our basic corporate documents and Delaware law contain provisions that might enable our management to resist an attempt to take over our company. For example, our board of directors can issue shares of common stock and preferred stock without stockholder approval, and the board could issue stock to dilute and adversely affect various rights of a potential acquiror. Other provisions of our charter and bylaws that could deter or prevent a third party from acquiring us include:

  •
  the division of our board of directors into three separate classes serving staggered three-year terms;

  •
  the absence of cumulative voting in the election of our directors, which means that the holders of a majority of the voting power of our outstanding capital stock have the power to elect all of our directors;

  •
  limitations on the ability of our stockholders to remove directors and the provisions requiring that vacancies in our board of directors must be filled by the remaining directors;

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  prohibitions on our stockholders from acting by written consent or calling special meetings; and

  •
  procedures for advance notification of stockholder nominations.

        We are subject to Section 203 of the Delaware General Corporation Law that, subject to exceptions, would prohibit us from engaging in any business combination with any interested stockholder, as defined in that section, for a period of three years following the date on which that stockholder became an interested stockholder.

        The board could use these and other provisions to discourage, delay or prevent a change in the control of our company or a change in our management. These provisions might also discourage, delay or prevent an acquisition of our company at a price that investors may find attractive. These provisions could also make it more difficult for our stockholders to elect directors and take other corporate actions and could limit the price that investors might be willing to pay for shares of our common stock.

Future sales of shares of our common stock and the resulting dilution that would occur with such sales could cause the market price of our common stock to decline.

        Sales of a substantial number of shares of common stock in the public market in the course of any offering made pursuant to this prospectus, or the perception that such sales could occur, could materially adversely affect the market price of our common stock and make it more difficult for us to sell equity securities in the future at a time and price we deem appropriate. As of May 3, 2004, we had 8,468,616 shares of common stock outstanding.

The market price of our common stock could be volatile and could decline following any offering made pursuant to this prospectus, resulting in a substantial loss on your investment.

        The stock market in general, and the market for technology-related stocks in particular, has been highly volatile. As a result, the market price of our common stock may be similarly volatile, and investors in our common stock may experience a decrease, which could be substantial, in the value of their stock, including decreases that may be unrelated to our operating performance or prospects. The price of our common stock could be subject to fluctuations in response to a number of factors, including those listed elsewhere in this "Risk Factors" section.

        In the past, securities class action litigation has been initiated against companies following periods of volatility in their stock price. If we were the target of this type of litigation, it could result in substantial costs and divert our management's attention and resources, and it could also require us to make substantial payments to satisfy judgments or to settle litigation.

A portion of the net proceeds from any offering made pursuant to this prospectus may be used to repay loans from one of the potential underwriters of any offering made pursuant to this prospectus, which may present a potential conflict of interest.

        We may use a portion of the net proceeds from any offering made pursuant to this prospectus to repay borrowings outstanding under our existing credit facility. An affiliate of Wachovia Capital Markets, LLC is a lender under that credit facility and may receive a portion of the net proceeds from any offering made pursuant to this prospectus through the repayment of those borrowings, which may present a potential conflict of interest if Wachovia Capital Markets, LLC serves as an underwriter of any offering made pursuant to this prospectus. If applicable, any offering made pursuant to this prospectus will be made pursuant to the provisions of Conduct Rule 2710(c)(8) of the National Association of Securities Dealers, Inc., which is intended to address potential conflicts of interest involving underwriters.

A substantial number of shares of our common stock will be eligible for sale in the near future, which could cause our common stock price to decline significantly.

        If our stockholders sell, or the market perceives that our stockholders intend to sell, substantial amounts of our common stock in the public market following any offering made pursuant to this prospectus, the market price of our common stock could decline significantly. These sales may also make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate. If our executive officers, directors or any of our stockholders enter into lock-up agreements in connection with any offering made pursuant to this prospectus, then upon the expiration of those lock-up agreements, the shares owned by those persons will become available for sale in the public market. The underwriters of any offering made pursuant to this prospectus may decide to release the executive officers, directors and stockholders from their lock-up agreements with the underwriters at any time and without notice, which would allow for earlier sale of shares in the public market. As restrictions on resale end, the market price of our common stock could drop significantly if the holders of restricted shares sell them or are perceived by the market as intending to sell them.

SI INTERNATIONAL, INC.

Overview

        We are a provider of information technology and network solutions primarily to the federal government. Our clients include the U.S. Air Force Space Command, the Department of State, the Federal Retirement Thrift Investment Board, the Department of Homeland Security, the Department of Agriculture, the U.S. Navy, the National Institutes of Health and the intelligence community. In addition, we provide our services to a small number of commercial entities. We combine our technology and industry expertise to provide a full spectrum of state-of-the-practice solutions and services, from design and development to implementation and operations, to assist our clients in achieving their missions. Our service offerings focus primarily on our clients' mission-critical needs in the areas of:

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  defense transformation;

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  homeland defense;

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  mission-critical outsourcing; and

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  federal information technology modernization.

        Our principal executive offices are located at 12012 Sunset Hills Road, Reston, Virginia 20190, and our telephone number is (703) 234-7000.

USE OF PROCEEDS

        Unless otherwise specified in the applicable prospectus supplement, we will use the net proceeds of a sale of securities by us for one or more of the following:

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  repayment of debt;

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  acquisition of additional businesses or technologies; and

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  working capital and general corporate purposes.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our historical consolidated ratio of earnings to fixed charges and ratio of earnings to fixed charges and preferred stock dividends for the periods indicated:

	Three Months Ended
			Fiscal Year
	March 27, 2004	March 29, 2003
			2003	2002	2001	2000	1999
Ratio of Earnings to Fixed Charges	4.64	5.10	6.27	1.80	0.99	0.94	1.65
Ratio of Earnings to Fixed Charges and Preferred Stock Dividends	4.64	5.10	6.27	1.29	0.69	0.73	1.16

        For purposes of calculating the ratio of earnings to fixed charges and the ratio of earnings to fixed charges and preferred stock dividends, "earnings" represents pre-tax income from continuing operations plus fixed charges. The term "fixed charges" means the sum of interest expensed, amortization of deferred financing costs and debt discounts, and an estimate of the interest within rental expense.

DESCRIPTION OF EQUITY SECURITIES

        We are a Delaware corporation. Your rights as a stockholder are governed by the Delaware General Corporation Law, our second restated certificate of incorporation and our amended and restated bylaws, as amended. The following summary of some of the material terms, rights and preferences of the capital stock is not complete. You should read our second restated certificate of incorporation, which we refer to as our charter, and amended and restated bylaws, as amended, which we refer to as our bylaws, for more complete information.

Authorized Shares

        Our charter allows us to issue up to 50,000,000 shares of common stock, par value $.01 per share, and 10,000,000 shares of preferred stock, par value $.01 per share. As of May 3, 2004, we had 8,468,616 shares of common stock outstanding and no shares of preferred stock outstanding.

Stockholder Liability

        Under Delaware law, you will not be personally liable for any obligation of ours solely because you are a stockholder. Notwithstanding this limitation, common law theories of "piercing the corporate veil" may be used to impose liability on stockholders in certain instances. Also, to the extent, that we conduct operations in another jurisdiction where the law of that jurisdiction does not recognize the limitations of liability afforded by Delaware law, a third party could attempt to assert a claim against our stockholders based on our obligations.

Common Stock

        Terms.    The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders and do not have cumulative voting rights. Subject to the rights of any outstanding shares of our preferred stock, the holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available at times and in amounts as the board may determine from time to time. We do not intend to pay cash dividends in the foreseeable future and we will be prohibited from paying dividends on our common stock pursuant to the terms of the amended credit facility that we entered into in connection with our acquisition of MATCOM. Upon the liquidation, dissolution or winding up of our company, the holders of our common stock are entitled to share ratably in all assets remaining after payment of, or provision for, all of our liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The common stock has no preemptive or conversion rights and is not subject to redemption. All outstanding shares of common stock are fully paid and nonassessable, and the shares of common stock to be issued in this offering will be fully paid and nonassessable.

        Stock Exchange Listing.    Our common stock is traded on the Nasdaq National Market under the trading symbol "SINT."

        Transfer Agent and Registrar.    The transfer agent and registrar for our common stock is Wachovia Bank, N.A.

Preferred Stock

        Under the terms of our charter, the board of directors is authorized, without any need for action by our stockholders but subject to any limitations prescribed by law, to issue shares of our preferred stock in one or more series. Each series shall consist of such number of shares and have the rights, preferences, powers and restrictions, such as dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices and liquidation preferences, as the board of directors shall determine. The board of directors may issue preferred stock with voting or conversion rights that may have the effect of delaying, deferring or preventing a change in control of our company and that could adversely affect the market price of the common stock and the voting and other rights of the holders of common stock. We currently do not have any outstanding shares of preferred stock, and we currently have no plans to issue any preferred stock.

        Terms.    You should refer to the prospectus supplement relating to the offering of any preferred stock for specific terms, including the following terms:

  •
  the title and stated value of those shares of preferred stock;

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  the number of shares of preferred stock offered and the offering price of those shares of preferred stock;

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  the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation of any of those terms that apply to those shares of preferred stock;

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  the date from which dividends on those shares of preferred stock will accumulate, if applicable;

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  the terms and amount of a sinking fund, if any, for the purchase or redemption of those shares of preferred stock;

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  the redemption rights, including conditions and the redemption price(s), if applicable, of those shares of preferred stock;

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  any listing of those shares of preferred stock on any securities exchange;

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  the terms and conditions, if applicable, upon which those shares of preferred stock will be convertible into common stock or any of our other securities, including the conversion price or rate (or manner of calculation thereof);

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  the relative ranking and preference of those shares of preferred stock as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

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  any limitations on issuance of any series of preferred stock ranking senior to or on a parity with that series of preferred stock as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

  •
  the procedures for any auction and remarketing, if any, for those shares of preferred stock;

  •
  any other specific terms, preferences, rights, limitations or restrictions of those shares of preferred stock; and

  •
  a discussion of federal income tax consequences applicable to those shares of preferred stock.

        The terms of any preferred stock we issue through this prospectus will be set forth in a certificate of designation. We will file the certificate of designation as an exhibit to the registration statement that includes this prospectus, or as an exhibit to a filing with the SEC that is incorporated by reference into this prospectus. The description of preferred stock in any prospectus supplement will not describe all of the terms of the preferred stock in detail. You should read the applicable certificate of designation for a complete description of all of the terms.

        Rank.    Unless we say otherwise in a prospectus supplement, the preferred stock offered through that supplement will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up, rank:

  •
  senior to all classes or series of our common stock, and to all other equity securities ranking junior to those preferred shares;

  •
  on a parity with all of our equity securities ranking on a parity with the preferred shares; and

  •
  junior to all of our equity securities ranking senior to the preferred shares.

The term "equity securities" does not include convertible debt securities.

        Dividends.    Subject to any preferential rights of any outstanding stock or series of stock, our preferred stockholders are entitled to receive dividends, when and as authorized by our board of directors, out of legally available funds. We are prohibited from paying dividends on any preferred stock pursuant to the terms of the amended credit facility that we entered into in connection with the acquisition of MATCOM.

        Redemption.    If we provide for a redemption right in a prospectus supplement, the preferred stock offered through that supplement will be subject to mandatory redemption or redemption at our option, in whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in that supplement.

        Liquidation Preference.    As to any shares of preferred stock offered through this prospectus, the applicable supplement shall provide that, upon the voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of those shares of preferred stock shall receive, before any distribution or payment shall be made to the holders of any other class or series of stock ranking junior to those shares of preferred stock in our distribution of assets upon any liquidation, dissolution or winding up, and after payment or provision for payment of our debts and other liabilities, out of our assets legally available for distribution to stockholders, liquidating distributions in the amount of any liquidation preference per share (set forth in the applicable supplement), plus an amount, if applicable, equal to all distributions accrued and unpaid thereon (not including any accumulation in respect of unpaid distributions for prior distribution periods if those shares of preferred stock do not have a cumulative distribution). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of those shares of preferred stock will have no right or claim to any of our remaining assets. In the event that, upon our voluntary or involuntary liquidation, dissolution or winding up, the legally available assets are insufficient to pay the amount of the liquidating distributions on all of those outstanding shares of preferred stock and the corresponding amounts payable on all of our shares of other classes or series of equity security ranking on a parity with those shares of preferred stock in the distribution of assets upon liquidation, dissolution or winding up, then the holders of those shares of preferred stock and all other such classes or series of equity security shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

        If the liquidating distributions are made in full to all holders of preferred stock entitled to receive those distributions prior to any other classes or series of equity security ranking junior to the preferred stock upon our liquidation, dissolution or winding up, then our remaining assets shall be distributed among the holders of those junior classes or series of equity shares, in each case according to their respective rights and preferences and their respective number of shares.

        Voting Rights.    Unless otherwise indicated in the applicable supplement, holders of our preferred stock will not have any voting rights, except as may be required by applicable law or any applicable rules and regulations of the Nasdaq National Market.

        Conversion Rights.    The terms and conditions, if any, upon which any series of preferred stock is convertible into common stock will be set forth in the prospectus supplement relating to the offering of those shares of preferred stock. These terms typically will include:

  •
  the number of shares of common stock into which the preferred stock is convertible;

  •
  the conversion price (or manner of calculation thereof);

  •
  the conversion period;

  •
  provisions as to whether conversion will be at the option of the holders of the preferred stock or at our option;

  •
  the events requiring an adjustment of the conversion price; and

  •
  provisions affecting conversion in the event of the redemption of that series of preferred stock.

        Transfer Agent and Registrar.    We will identify the transfer agent and registrar for any series of preferred stock issued through this prospectus in a prospectus supplement.

Depositary Shares

        General.    We may issue receipts for depositary shares, each of which will represent a fractional interest of a share of a particular series of preferred stock. We will deposit the shares of preferred stock of any series represented by depositary shares with a depositary under a deposit agreement. We will identify the depositary in a prospectus supplement. Subject to the terms of the deposit agreement, if you own a depositary share, you will be entitled, in proportion to the fraction of the shares of preferred stock represented by your depositary share, to all of the rights and preferences to which you would be entitled if you owned the shares of preferred stock represented by your depositary share directly (including dividend, voting, redemption, conversion, subscription and liquidation rights).

        The depositary shares will be represented by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following the issuance and delivery of our preferred stock to the depositary, we will cause the depositary to issue, on our behalf, the depositary receipts. Upon request, we will provide you with copies of the applicable form of deposit agreement and depositary receipt.

        Dividends and Other Provisions.    If you are a "record holder" (as defined below) of depositary receipts and we pay a cash dividend or other cash distribution with respect to the shares of preferred stock represented by your depositary share, the depositary will distribute all cash dividends or other cash distributions it receives in respect of the shares of preferred stock represented by your depositary receipts in proportion to the numbers of shares of depositary shares you owned on the record date for that dividend or distribution.

        If we make a distribution in a form other than cash, the depositary will distribute the property it receives to you and all other record holders of depositary receipts in an equitable manner, unless the depositary determines that it is not feasible to do so. If the depositary decides it cannot feasibly distribute the property, it may sell the property and distribute the net proceeds from the sale to you and the other record holders. The amount the depositary distributes in any of the foregoing cases may be reduced by any amounts that we or the depositary is required to withhold on account of taxes.

        A "record holder" is a person who holds depositary receipts on the record date for any dividend, distribution or other action. The record date for depositary shares will be the same as the record date for the shares of preferred stock represented by those depositary receipts.

        Withdrawal of Preferred Stock.    If you surrender your depositary receipts, the depositary will be required to deliver certificates to you evidencing the number of shares of preferred stock represented by those receipts (but only in whole shares). If you deliver depositary receipts representing a number of depositary shares that is greater than the number of whole shares to be withdrawn, the depositary will deliver to you at the same time a new depositary receipt evidencing the fractional shares.

        Redemption of Depositary Shares.    If we redeem a series of preferred stock represented by depositary receipts, the depositary will redeem depositary shares from the proceeds it receives after redemption of the preferred stock. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to that series of preferred stock. If fewer than all the depositary shares are to be redeemed, the depositary will select shares to be redeemed by lot, pro rata or by any other equitable method it may determine. After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. All rights of the holders of those depositary shares will cease, except the right to receive the redemption price that the holders of the depositary shares were entitled to receive upon redemption. Payments will be made when holders surrender their depositary receipts to the depositary.

        Voting the Preferred Stock.    When the depositary receives notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail information contained in the notice to you as a record holder of the depositary shares relating to the preferred stock. As a record holder of the depositary shares on the record date (which will be the same date as the record date for the preferred stock), you will be entitled to instruct the depositary as to how you would like your votes to be exercised. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by your depositary shares in accordance with your instructions. We will agree to take all reasonable action that the depositary may deem necessary to enable the depositary to do this. If you do not send specific instructions the depositary will not vote the shares of preferred stock represented by your depositary shares.

        Liquidation Preference.    In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, you will be entitled, as a record holder of depositary shares, to the fraction of the liquidation preference accorded each applicable share of preferred stock, as has been set forth in a prospectus supplement.

        Conversion of Preferred Stock.    Our depositary shares, as such, are not convertible into common stock or any of our other securities or property. Nevertheless, if so specified in a prospectus supplement, the depositary receipts may be surrendered by their holders to the depositary with written instructions to the depositary to instruct us to cause conversion of the preferred stock represented by the depositary shares into whole common or preferred stock, as the case may be. We will agree that, upon receipt of this type of instruction and any amounts payable, we will convert the depositary shares using the same procedures as those provided for delivery of preferred stock to effect such conversion. If the depositary shares are to be converted in part only, one or more new depositary receipts will be issued for any depositary shares not to be converted. No fractional shares of common stock will be issued upon conversion, and if such conversion will result in issuance of a fractional share, we will pay an amount of cash equal to the value of the fractional interest based upon the closing price of the common stock on the last business day prior to the conversion.

        Amendment and Termination of the Deposit Agreement.    We and the depositary may amend the form of depositary receipt and any provision of the deposit agreement at any time. However, any amendment which materially and adversely alters your rights as a holder of depositary shares will not be effective unless the holders of at least a majority of the depositary shares then outstanding approve the amendment. The deposit agreement will only terminate if:

  •
  we redeem all outstanding depositary shares;

  •
  we make a final distribution in respect of the related shares of preferred stock to which the depositary shares and agreement relate, including in connection with any liquidation, dissolution or winding up and the distribution has been distributed to the holders of depositary shares; or

  •
  each related share of preferred stock to which the depositary shares and agreement relate shall have been converted into shares of beneficial interest not so represented by depositary shares.

        Resignation and Removal of Depositary.    The depositary may resign at any time by delivering notice to us of its election to do so. Additionally, we may remove the depositary at any time. Any resignation or removal will take effect when we appoint a successor depositary and the successor accepts the appointment. We must appoint a successor depositary within 60 days after delivery of the notice of resignation or removal. A successor depositary must be a bank or trust company having its principal office in the U.S. and having a combined capital and surplus of at least $50 million.

        Charges of Depositary.    We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the shares of preferred stock and issuance of depositary receipts, all withdrawals of preferred stock by owners of the depositary shares and any redemption of the shares of preferred stock. You will pay other transfer and other taxes, governmental charges and other charges expressly provided for in the deposit agreement.

        Miscellaneous.    The depositary will forward to you all reports and communications from us that we are required, or otherwise determine, to furnish to the holders of the preferred stock.

        Neither we nor the depositary will be liable under the deposit agreement to you other than for the depositary's gross negligence, willful misconduct or bad faith. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting shares of preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Warrants

        We may issue warrants for the purchase of common or preferred stock. If we offer warrants, we will describe the terms in a prospectus supplement. Warrants may be offered independently, together with other securities offered by any prospectus supplement, or through a dividend or other distribution to stockholders and may be attached to or separate from other securities. Warrants may be issued under a written warrant agreement to be entered into between us or the holder or beneficial owner, or we could issue warrants pursuant to a written warrant agreement with a warrant agent specified in a prospectus supplement. A warrant agent would act solely as our agent in connection with the warrants of a particular series and would not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of such warrants.

        The following are some of the warrant terms that could be described in a prospectus supplement:

  •
  the title of the warrant;

  •
  the aggregate number of warrants;

  •
  the price or prices at which the warrant will be issued;

  •
  the designation, number and terms of the shares of preferred stock or shares of common stock that may be purchased on exercise of the warrant;

  •
  the date, if any, on and after which the warrant and the related securities will be separately transferable;

  •
  the price at which each security purchasable on exercise of the warrant may be purchased;

  •
  the dates on which the right to purchase the securities purchasable on exercise of the warrant will begin and end;

  •
  the minimum or maximum number of securities that may be purchased at any one time;

  •
  any anti-dilution protection;

  •
  information with respect to book-entry procedures, if any;

  •
  a discussion of certain federal income tax considerations; and

  •
  any other warrant terms, including terms relating to transferability, exchange or exercise of the warrant.

Registration Rights Agreement

        In October 1998, we entered into a registration rights agreement with various holders of our outstanding common stock. Based on information provided to us by these various holders as of May 3, 2004, there are approximately 3,500,000 shares of common stock covered by the registration rights agreement. Pursuant to the terms of the registration rights agreement, these stockholders have the right to require us to file a registration statement on Forms S-1 under the Securities Act to permit their shares to be sold in the public market. This right may be exercised on three occasions. These stockholders also have the right to require us on unlimited occasions to file additional registration statements on Form S-3 in order to permit their shares to be sold in the public markets. In addition, in the event that we decide to register any of our securities under the Securities Act, we are required, with certain exceptions, to include in our registration the registrable securities of any holder who so requests. The expenses incurred in such registrations will be borne by us. We have included 1,500,000 shares of common stock held by these stockholders for registration pursuant to this registration statement.

        Upon the sale of all of the securities registered by the selling stockholders pursuant to this registration statement and assuming no other sales by such persons, the holders of approximately 2,000,000 shares of our outstanding common stock will continue to have rights under the registration rights agreement.

Certain Provisions of Delaware Law and Our Charter and Bylaws

        The following summary of certain provisions of the Delaware General Corporation Law and our charter and bylaws is not complete. You should read the Delaware General Corporation Law and our charter and bylaws for more complete information. The business combination provisions of Delaware law, which are discussed below, and the provisions of our charter and bylaws that are discussed below could have the effect of delaying or preventing a takeover transaction or a change in our control. These provisions could have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating any such offer, even if the offer contains a premium price for holders of common stock or otherwise benefits stockholders.

        Delaware Takeover Statute.    We are subject to Section 203 of the General Corporation Law of the State of Delaware, which, in general, prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the time that the person or entity became an interested stockholder. A business combination includes mergers and asset sales involving the interested stockholder and other transactions resulting in a financial benefit to the interested stockholder. An interested stockholder is, in general, any entity or person who owns, or within the last three years has owned, 15% or more of the outstanding voting stock. This provision could discourage takeover attempts, including attempts that might result in the payment of a premium over the market price for shares of our common stock.

        Removal of Directors.    Our charter provides that, subject to the rights of the holders of any series of preferred stock then outstanding, directors may be removed only for cause by the affirmative vote of holders of two-thirds of the shares of our stock that are entitled to vote. Any vacancy on the board of directors, regardless of the reason for the vacancy and subject to the rights of the holders of any series of preferred stock then outstanding, may be filled only by vote of the majority of the directors then in office. The limitations on the removal of directors and filling of vacancies could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, control of us.

        Advance Notice.    Our charter also provides that all stockholder actions must be effected at a duly called meeting and may not be taken by written action in lieu of a meeting. All stockholder action must be properly brought before any stockholder meeting which, according to our bylaws, means that proper notice must be given for, or waived at, a stockholder meeting. In addition, special stockholder meetings may only be called by the Chairman of the Board, the President or pursuant to a resolution adopted by a majority of our entire board of directors. These provisions could have the effect of delaying stockholder actions that are favored by the holders of a majority of our outstanding voting securities until a meeting is called. These provisions could also discourage a potential acquiror from making a tender offer for our common stock because, even if able to acquire a majority of our outstanding voting securities, a potential acquiror would only be able to take actions such as electing new directors or approving business combinations or mergers at duly called stockholder meeting, and not by written consent.

        Staggered Board.    Our charter provides for the division of our board of directors into three classes with staggered three-year terms. The existence of a staggered board of directors could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, control of our board of directors.

        Limitations of Liability and Indemnification Matters.    Pursuant to our bylaws, each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of our company or is or was serving at our request as a director, officer, employee or agent of another company or of a partnership, joint venture trust or other enterprise, will be indemnified and held harmless by us to the fullest extent authorized by the Delaware General Corporation Law against all expense, liability and loss reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification will continue as to any indemnitee who has ceased to be a director, officer, employee or agent.

        Our charter specifically provides that our directors are not personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

  •
  for any breach of the director's duty of loyalty to us or our stockholders,

  •
  for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

  •
  under Section 174 of the Delaware General Corporation Law, or

  •
  for any transaction from which the director derived any improper personal benefit;

provided that, if the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the directors will be eliminated or limited to the fullest extent permitted by the amended Delaware General Corporation Law.

        We have entered into indemnity agreements with our directors and certain of our officers, which provide, among other things, that we will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director or executive officer of the Company, and otherwise to the fullest extent permitted under Delaware law and our bylaws. These agreements are in addition to the indemnification provided to our officers under our bylaws in accordance with Delaware law.

DESCRIPTION OF DEBT SECURITIES

        We may use this prospectus to offer debt securities. If we offer debt securities, we will prepare and distribute a prospectus supplement that describes the specific terms of the debt securities. In this section of the prospectus, we describe the general terms we expect all debt securities to have. We also identify some of the specific terms that will be described in a prospectus supplement. Although we expect that any debt securities we offer with this prospectus will have the general terms we describe in this section, our debt securities may have terms that are different from or inconsistent with the general terms we describe here. Therefore, you should read the prospectus supplement carefully.

General Terms of Debt Securities

        Unless we say otherwise in a prospectus supplement, debt securities we offer through this prospectus:

  •
  will be our general, direct and unsecured obligations;

  •
  may or may not be guaranteed by one or more of our subsidiaries; and

  •
  may be either senior debt securities or subordinated debt securities.

        Senior debt securities will rank equally with all of our other unsecured and unsubordinated obligations. Subordinated debt securities will be subordinate and junior in right of payment to all of our present and future senior debt in the manner we describe in a prospectus supplement.

        If the debt securities are guaranteed by one or more of our subsidiaries, unless we say otherwise in a prospectus supplement, the guarantee:

  •
  will be the guarantor's general, direct and unsecured contingent obligation;

  •
  if a guarantee of senior debt securities, will rank on an equal basis with all other unsecured and senior obligations of the guarantor; and

  •
  if a guarantee of subordinated debt securities, will be subordinate and junior in right of payment to all of the guarantor's present and future senior debt.

        We may incur additional debt, subject to limitations in the agreements governing our revolving credit facilities and other notes we may have issued.

        Unless we say otherwise in a prospectus supplement:

  •
  debt securities we offer through this prospectus will not limit the amount of other debt that we may incur;

  •
  you will not have any protection if we engage in a highly leveraged transaction, a restructuring, a transaction involving a change in control, or a merger or similar transaction that may adversely affect holders of the debt securities; and

  •
  we will not list the debt securities on any securities exchange.

The Indentures

        Any debt securities we offer through this prospectus will be issued under an indenture between us and a trustee. We have filed with the SEC two "base indentures" that are exhibits to the registration statement that includes this prospectus. The senior indenture describes the general terms of senior debt securities we may issue. In addition to describing the general terms of subordinated debt securities that we may issue, the subordinated indenture includes additional terms describing the subordination provisions of these securities. The indentures will be subject to the Trust Indenture Act of 1939, as amended.

        The base indentures do not include all the terms of debt securities we may issue through this prospectus. If we issue debt securities through this prospectus, our Board of Directors will establish the additional terms for each series of debt securities. The additional terms will be set forth in a supplemental indenture or in a resolution of our Board of Directors. The base indentures describe the additional terms that may be established and we summarize the additional terms that may be established under "—Additional Terms of Debt Securities," below.

        We have summarized the provisions of the base senior indenture and the base subordinated indenture below. The summary is not complete. You should read the indentures for provisions that may be important to you. The extent, if any, to which the provisions of the base indentures apply to particular debt securities will be described in the prospectus supplement relating to those securities. You should read the prospectus supplement for more information regarding any particular issuance of debt securities.

Additional Terms of Debt Securities

        As described above, the terms of a particular series of debt securities we offer through this prospectus will be established by our Board of Directors when we issue the series. We will describe the terms of the series in a prospectus supplement. The base indentures provide that the terms that may be established include the following:

  •
  Title.    The title of the debt securities offered.

  •
  Amount.    Any limit upon the total principal amount of the series of debt securities offered.

  •
  Maturity.    The date or dates on which the principal of and premium, if any, on the offered debt securities will mature or the method of determining such date or dates.

  •
  Interest Rate.    The rate or rates (which may be fixed or variable) at which the offered debt securities will bear interest, if any, or the method of calculating such rate or rates.

  •
  Interest Accrual.    The date or dates from which interest will accrue or the method by which such date or dates will be determined.

  •
  Interest Payment Dates.    The date or dates on which interest will be payable and the record date or dates to determine the persons who will receive payment.

  •
  Place of Payment.    The place or places where principal of, premium, if any, and interest, on the offered debt securities will be payable or at which the offered debt securities may be surrendered for registration of transfer or exchange.

  •
  Optional Redemption.    The period or periods within which, the price or prices at which, the currency or currencies (if other than in U.S. dollars), including currency unit or units, in which, and the other terms and conditions upon which, the offered debt securities may be redeemed (or called away), in whole or in part, at our option, if we have that option.

  •
  Mandatory Redemption.    The obligation, if any, we have to redeem or repurchase the offered debt securities pursuant to any sinking fund or similar provisions or upon the happening of a specified event or at the option of a holder; and the period or periods within which, the price or prices at which, the currency or currencies (if other than in U.S. dollars), including currency unit or units, in which, and the other terms and conditions upon which, such offered debt securities shall be redeemed or purchased, in whole or in part.

  •
  Denominations.    The denominations in which the offered debt securities are authorized to be issued.

  •
  Currency.    The currency or currency unit in which the offered debt securities may be denominated and/or the currency or currencies, including currency unit or units, in which principal of, premium,

    if any, and interest, if any, on the offered debt securities will be payable and whether we or the holders of the offered debt securities may elect to receive payments in respect of the offered debt securities in a currency or currency unit other than that in which the offered debt securities are stated to be payable.

  •
  Indexed Principal.    If the amount of principal of, or premium, if any, or interest on, the offered debt securities may be determined with reference to an index or pursuant to a formula or other method, the manner in which such amounts will be determined.

  •
  Payment on Acceleration.    If other than the principal amount, the amount which will be payable upon declaration of the acceleration of the maturity or the method by which such portion shall be determined.

  •
  Special Rights.    Provisions, if any, granting special rights to the holders of the offered debt securities if certain specified events occur.

  •
  Modifications to Indenture.    Any addition to, or modification or deletion of, any event of default or any of the covenants specified in the indenture with respect to the offered debt securities.

  •
  Tax "Gross-Up."    The circumstances, if any, under which we will pay additional amounts on the offered debt securities held by non-U.S. persons for taxes, assessments or similar charges.

  •
  Registered or Bearer Form.    Whether the offered debt securities will be issued in registered or bearer form or both.

  •
  Dates of Certificates.    The date as of which any offered debt securities in bearer form and any temporary global security representing outstanding securities are dated, if other than the original issuance date of the offered debt securities.

  •
  Forms.    The forms of the debt securities and interest coupons, if any, of the series.

  •
  Registrar and Paying Agent.    If other than the trustee under the applicable indenture, the identity of the registrar and any paying agent for the offered debt securities.

  •
  Defeasance.    Any means of defeasance or covenant defeasance that may be specified for the offered debt securities.

  •
  Global Securities.    Whether the offered debt securities are to be issued in whole or in part in the form of one or more temporary or permanent global securities and, if so, the identity of the depositary or its nominee, if any, for the global security or securities and the circumstances under which beneficial owners of interests in the global security may exchange those interests for certificated debt securities to be registered in the names of or to be held by the beneficial owners or their nominees.

  •
  Documentation.    If the offered debt securities may be issued or delivered, or any installation of principal or interest may be paid, only upon receipt of certain certificates or other documents or satisfaction of other conditions in addition to those specified in the applicable indenture, the form of those certificates, documents or conditions.

  •
  Payees.    If other than as provided in the applicable indenture, the person to whom any interest on any registered security of the series will be payable and the manner in which, or the person to whom, any interest on any bearer securities of the series will be payable.

  •
  Definitions.    Any definitions for the offered debt securities of that series that are different from or in addition to the definitions included in the applicable indenture, including, without limitation, the definition of "unrestricted subsidiary" to be used for such series.

  •
  Subordination.    In the case of the subordinated indenture, the relative degree to which the offered debt securities shall be senior to or junior to other debt securities, whether currently outstanding or to be offered in the future, and to other debt, in right of payment.

  •
  Guarantees.    Whether the offered debt securities are guaranteed and, if so, the identity of the guarantors and the terms of the offered guarantees (including whether and the extent to which the guarantees are subordinated to other debt of the guarantors).

  •
  Conversion.    The terms, if any, upon which the offered debt securities may be converted or exchanged into or for our shares of common stock, preferred stock or other securities or property.

  •
  Restrictions.    Any restrictions on the registration, transfer or exchange of the offered debt securities.

  •
  Other Terms.    Any other terms not inconsistent with the terms of the applicable indenture pertaining to the offered debt securities or which may be required or advisable under U. S. laws or regulations or advisable, as we determine, in connection with marketing of debt securities of the series.

Form of Securities and Related Matters

        Registered or Bearer Form.    Debt securities may be offered in either registered or bearer form.

  •
  If the debt securities are in registered form, we may treat the person who is named in the register as the owner of the debt securities for all purposes, including payment, exchange and transfer.

  •
  If we issue debt securities in bearer form, we will issue those debt securities only to non-U.S. persons and may treat the bearer of the securities as the owner for all purposes, including payment, exchange and transfer. If we issue debt securities in bearer form, we will describe special offering restrictions and material U.S. federal income tax consequences relating to the offered debt securities in a prospectus supplement.

        Denominations.    Unless we say otherwise in a prospectus supplement, we will issue debt securities in denominations of:

  •
  U.S. $1,000 (or multiples of $1,000) if we issue the debt securities in registered form; and

  •
  U.S. $5,000 (or multiples of $5,000) if we issue debt securities in bearer form.

        Payment Currencies and Indexed Securities.    We may offer debt securities for which:

  •
  the purchase price is payable in a currency other than U.S. dollars;

  •
  the securities are denominated in a currency other than U.S. dollars; or

  •
  the principal or interest of, or any other amount due on, the offered debt securities is in a currency other than U.S. dollars.

        The other currency may be a currency unit comprised of various currencies. Payments on debt securities may also be based on an index.

        Payment, Transfer and Exchange.    Unless we say otherwise in a prospectus supplement, we will maintain an office or agency for paying principal, interest and other amounts on the debt securities. We will notify you of the location of that office and of any change in the office's location. At our option, however, we may make any interest payments on debt securities issued in registered form by:

  •
  mailing checks to you at the address you specify; or

  •
  wire transfer of immediately available funds to an account you specify.

        Unless we say otherwise in a prospectus supplement, we will pay interest to the person whose name is in the register at the close of business on the regular record date for such interest.

        We will describe in a prospectus supplement how we will pay amounts owing on bearer securities. We will only pay amounts owing on bearer securities at an office outside the United States.

        Unless we say otherwise in a prospectus supplement, you may transfer or exchange debt securities issued in registered form at an agency that we designate. You may transfer or exchange debt securities without service charge, although we may require you to pay any related tax or other governmental charge.

Global Securities

        We may issue debt securities of a series in the form of one or more fully registered global securities. Each registered global security will:

  •
  be registered in the name of a depositary or a nominee for the depositary;

  •
  be deposited with the depositary or nominee or a custodian therefor; and

  •
  bear a legend regarding the restrictions on exchanges and registration of transfer and any such other appropriate matters.

        If we issue a registered global security, we will only transfer or exchange it for another global security issued to the depositary, its successor or their nominees, until we issue securities in definitive form.

        After we issue a registered global security and deposit that registered global security with or on behalf of the depositary, the depositary will credit on its book-entry registration and transfer system the respective principal amounts of the debt securities represented by the registered global security to the accounts of institutions that have accounts with the depositary. We refer to institutions that have accounts with the depositary as "participants." The underwriters or agents engaging in the distribution of the debt securities will designate the accounts to be credited. We will designate the accounts to be credited if we offer and sell the debt securities directly. You may only own a beneficial interest in registered debt securities if you are a participant or hold your interest through a participant. Your interest will be shown on, and transfers of your interest will only be effected through, records maintained by the depositary for the registered global security or by its nominee and/or records maintained by the participants.

        We will treat the depositary for a registered global security, or its nominee, as the sole owner or holder of the debt security represented by the registered global security for all purposes under each indenture as long as it is the owner of the debt security. Accordingly, if you own a beneficial interest in a registered global security, you must rely on the procedures of the depositary (and, if you are not a participant, you must rely on the procedures of the participant through which you own your interest), to exercise any of your rights under the indenture. We understand that under existing industry practices, depositaries authorize participants to give or take instructions or take actions required or permitted under indentures, and participants authorize beneficial owners owning through such participants to give or take instructions or actions or act upon the instructions of beneficial owners holding through them.

        Unless we say otherwise in a prospectus supplement, we will make payments with respect to principal, premium, if any, and interest on the debt securities represented by a registered global security to the depositary or its nominee, as the case may be. We expect that the depositary will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security. We also expect that participants will act pursuant to standing instructions and customary practices. We, the respective trustees and our agents or agents of the respective trustees will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in any registered global security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

        Unless we say otherwise in a prospectus supplement, we will issue debt securities in certificated form in exchange for a registered global security:

  •
  if the depositary for the registered global security ceases to be registered as a clearing agency under applicable law or is not willing or able to provide securities depositary services with respect to the registered global security and a successor depositary is not appointed by us within 90 days; or

  •
  if an event of default, or an event which, with the giving of notice or lapse of time or both, would constitute an event of default, occurs with respect to the debt securities represented by the registered global security and such event of default continues for a period of 90 days.

        In addition, unless we say otherwise in a prospectus supplement, we will have the right not to have any of the debt securities of a series represented by one or more registered global securities. If we make that determination, we will issue debt securities of such series in certificated form in exchange for all of the registered global securities representing such series of debt securities.

        You should note that the laws of some states may require that you take physical delivery of global securities in definitive form. Such laws may impair your ability to own, transfer or pledge beneficial interests in global securities.

        The debt securities of a series may also be issued in whole or in part in the form of one or more bearer global securities that will be deposited with a depositary, or its nominee, identified in a prospectus supplement. We may issue bearer global securities in temporary or permanent form. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of debt securities to be represented by one or more bearer global securities will be described in a prospectus supplement.

Certain Covenants

        We will describe any material covenants in respect of any series of debt securities in a prospectus supplement.

Consolidation, Merger, Sale of Assets

        Unless we say otherwise in a prospectus supplement, each indenture will provide that we will not, in a single transaction or a series of related transactions, engage in any of the following transactions if any of these transactions would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of our property and assets to any other person or group of affiliated persons:

  •
  consolidate with or merge with or into any other person;

  •
  sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of our properties and assets to any person or group of affiliated persons; or

  •
  permit any of our subsidiaries to enter into any such transaction or transactions.

        In order to engage in any such transaction, we must satisfy all of the following conditions:

  •
  either

  •
  we must be the continuing company, or

    •
    the surviving entity must be an entity duly organized and validly existing under U.S. laws, any state or the District of Columbia, and the surviving entity must assume, by a supplemental indenture in a form reasonably satisfactory to the trustee, all obligations under the applicable debt securities and the related indenture;
  •
  immediately before and immediately after giving effect to such transactions, no default or event of default under the debt securities shall have occurred and be continuing;

  •
  immediately after giving effect to such transaction on a pro forma basis, our consolidated net worth (as defined in the applicable indenture) (or the surviving entity if we are not the continuing obligor under the indenture) is equal to or greater than our consolidated net worth immediately prior to such transaction;

  •
  immediately before and immediately after giving effect to such transaction on a pro forma basis (on the assumption that the transaction occurred on the first day of the four-quarter period immediately prior to the consummation of such transaction with the appropriate adjustments with respect to the transaction being included in such pro forma calculation), we (or the surviving entity if we are not the continuing obligor under the indenture) could incur $1.00 of additional debt without violating any applicable provisions of the indenture limiting debt;

  •
  each guarantor of the debt securities, if any, unless it is the other party to the transactions described above, will have by supplemental indenture confirmed that its guarantee will apply to such person's obligations under the indenture and the debt securities;

  •
  if any of our assets would become subject to any lien, any provisions of the indenture limiting liens are complied with; and

  •
  we or the surviving entity has delivered, or caused to be delivered, to the trustee, in form and substance reasonably satisfactory to the trustee, an officers' certificate and an opinion of counsel, each to the effect that each consolidation, merger, transfer, sale, assignment, lease or other transaction and the supplemental indenture relating to such transaction comply with the provisions of the applicable indenture and that all conditions precedent provided for in the indenture relating to the transaction have been met.

        Unless we say otherwise in a prospectus supplement, each indenture for debt securities that are guaranteed will provide for similar restrictions on any guarantor.

Subordination

        Generally.    Unless we say otherwise in a prospectus supplement, the payment of principal, premium, if any, and interest on subordinated debt securities will be subordinated (or junior) to the prior payment in full of all of any of our present and future "senior debt." This means that we must pay all present and future senior debt before we pay amounts due to holders of subordinated debt securities if we liquidate, dissolve, reorganize or go through a similar process. After making these payments, we may not have sufficient assets remaining to pay the amounts due to holders of subordinated debt securities or equity securities.

        We will describe what debt is defined as "senior" with respect to any subordinated debt securities we offer in a prospectus supplement, but senior debt will generally include bank debt and certain other pre-existing debts.

        Payment Blockage for Payment Defaults.    Unless we say otherwise in a prospectus supplement, if we have defaulted in the payment of any "designated senior debt," we may not:

  •
  pay any principal, premium, if any, or interest on subordinated debt securities; or

  •
  purchase, redeem, defease, or otherwise acquire any subordinated debt securities.

        We will describe "designated senior debt" in a prospectus supplement. This prohibition will not affect any payment we have already made to defease debt securities (as described under "—Defeasance or Covenant Defeasance of Indenture," below).

        We must resume payment on subordinated debt securities, and make any payments we have missed, when one of the following has occurred:

  •
  the designated senior debt has been discharged or paid in full;

  •
  the holders of designated senior debt have waived payment; or

  •
  the payment default has otherwise been cured or ceased to exist.

        Payment Blockage for Non-Payment Defaults.    Unless we say otherwise in a prospectus supplement, we will also be prohibited from paying any amounts or distributing any assets as described with respect to payment defaults if:

  •
  we have defaulted on designated senior debt in a way that does not involve a failure to pay amounts but accelerates payment; and

  •
  we and the trustee for the subordinated debt securities have received written notice of this default.

        Unless we say otherwise in a prospectus supplement, we will be required to suspend payments and distributions on our subordinated debt securities starting when we receive notice of the applicable default. We may and must resume payments on our subordinated debt securities, and make any payments we have missed, upon the earliest of:

  •
  the date that is 179 days after receipt of notice (unless we have previously been required to pay all amounts owing on the applicable designated senior debt);

  •
  the date the default and all other similar defaults as to which notice has been given shall have been cured, waived or shall have ceased to exist;

  •
  the date the applicable designated senior debt (and all other designated senior debt as to which notice has been given) shall have been discharged or paid in full; and

  •
  the date on which we or the trustee receives written notice from the representative of holders of designated senior debt or the holders of at least a majority of the designated senior debt terminating the blockage period.

        Any number of notices of non-payment defaults may be given, but during any 365-day consecutive period only one blockage period may commence and the period may not exceed 179 days. No non-payment default with respect to senior debt that existed or was continuing on the date a blockage period for our subordinated debt securities commenced may be made the basis of another blockage period for those securities whether or not within a period of 365 consecutive days, unless at least 90 consecutive days have elapsed since the default was cured or waived.

        Subsidiary Guarantees.    We will tell you in a prospectus supplement whether and to what extent debt securities will be guaranteed by one or more of our subsidiaries. Unless we say otherwise in a prospectus supplement, any guarantee of subordinated debt securities will be an unsecured subordinated obligation of the guarantor. As such, the guarantees will either rank on an equal basis with or senior to all other existing and future debt of the guarantor that is expressly subordinated to senior debt of the subsidiary. Unless we say otherwise in a prospectus supplement:

  •
  guarantees will be subordinated to the same extent as the debt securities are subordinated to our obligations; and

  •
  payment on guarantees will be blocked in the same circumstances as payment of the debt securities is blocked.

        Structural Subordination.    Debt securities may be offered without guarantees, and even if there are guarantees, any subsidiary may elect not to join in the guarantee. If any non-guarantor entity is involved in a bankruptcy, liquidation or reorganization, the non-guarantor entity will pay the holders of its debt and its trade creditors before it will be able to distribute any assets to its parent. The indentures may not limit the amount of debt that these entities may incur. Therefore, you should only look to our assets and any assets of the guarantor entities for repayment of obligations under the debt securities.

Default Provisions

        Events of Default.    Unless we say otherwise in a prospectus supplement, each of the following is an event of default as to any of our senior or subordinated debt securities:

  1.
  A default in the payment of any interest on any debt security of that series when it becomes due and payable, if the default continues for a period of 30 days.

  2.
  A default in the payment of the principal of (or premium, if any, on) any debt security of that series at its maturity (upon acceleration, optional or mandatory redemption, required purchase or otherwise).

  3.
  Either of the following:

            (a)    default in the performance, or breach, of any covenant or agreement by us or any guarantor under the applicable indenture (other than a default in the performance, or breach of a covenant or agreement which is specifically dealt with in clause (1) or (2) above or in clause (b) of this clause (3)) and such default or breach continues for a period of 30 days after written notice has been given by certified mail:

              (i)    to us by the trustee; or

              (ii)   to us and the trustee by the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series.

            (b)   there shall be a default in the performance or breach of the provisions of the indenture relating to consolidation, merger, or sale of assets.

  4.
  One or more defaults shall have occurred under any agreements, indentures or instruments under which we, any guarantor or certain other subsidiaries (identified in the applicable indenture as restricted subsidiaries) then has outstanding debt in excess of $10 million in the aggregate if, as a result of the default, the full amount of the debt is due and owing.

  5.
  Any guarantee shall for any reason cease to be, or be asserted in writing by any guarantor or us not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated by the applicable indenture and any such guarantee.

  6.
  One or more judgments, orders or decrees for the payment of money in excess of $10 million, either individually or in the aggregate (net of amounts covered by insurance, bond, surety or similar instrument) shall be entered against us, any guarantor or any restricted subsidiary or any of their respective properties and shall not be discharged and there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of an appeal or otherwise, shall not be in effect.

  7.
  Any holder or holders of at least $10 million in aggregate principal amount of debt, or the debt of any guarantor or any restricted subsidiary, shall, after a default under such debt, notify the trustee of the intended sale or disposition of any assets, or the assets of any guarantor or any restricted subsidiary, that have been pledged to or for the benefit of such holder or holders to secure such debt or shall commence proceedings, or take any action (including by way of set-off), to retain in satisfaction of such debt or to collect on, seize, dispose of or apply in satisfaction of debt, our assets or any restricted subsidiary (including funds on deposit or held pursuant to lock-box and other similar arrangements).

  8.
  There shall have been the entry by a court of competent jurisdiction of:

            (a)    a decree or order for relief in respect of us, any guarantor or any restricted subsidiary in an involuntary case or proceeding, under any applicable bankruptcy law, or

            (b)   a decree or order adjudging us, any guarantor or any restricted subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of us, any guarantor or any restricted subsidiary under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of us, any guarantor or any restricted subsidiary or of any substantial part of their respective properties, or ordering the winding up or liquidation of their affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 consecutive days.

  9.
  We, any guarantor, or any restricted subsidiary do any of the following:

            (a)    commence a voluntary case or proceeding under any applicable bankruptcy law or any other case or proceeding to be adjudicated bankrupt or insolvent;

            (b)   consent to the entry of a decree or order for relief in respect of us, any guarantor or such restricted subsidiary in an involuntary case or proceeding under any applicable bankruptcy law or to the commencement of any bankruptcy or insolvency case or proceeding against us or it; or

            (c)    file a petition or answer or consent seeking reorganization or relief under any applicable federal or state law.

  10.
  We, any guarantor, or any restricted subsidiary do any of the following:

            (a)    consent to the filing of a petition for the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of us, any guarantor or such restricted subsidiary or of any substantial part of our or their respective property;

            (b)   make an assignment for the benefit of creditors; or

            (c)    admit in writing the inability to pay debts generally as they become due.

  11.
  Any other event of default provided with respect to the debt securities of that series.

        Waiver of Default.    Unless we say otherwise in a prospectus supplement, holders of not less than a majority of the debt securities of a series may waive any past default except for:

  •
  a payment default; or

  •
  a default on any provision that requires the consent of all holders to modify.

        Acceleration of Payment.    Unless we say otherwise in a prospectus supplement, each indenture will provide that if an event of default (other than one of the events specified in clauses 8, 9 and 10 above) occurs and continues, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of the applicable series outstanding may, and the trustee at the request of such holders shall, declare all unpaid principal of, premium, if any, and accrued interest on, all the debt securities of the applicable series to be due and payable immediately by a notice given in writing to us (and to the trustee if given by the holders of the debt securities of the applicable series). The trustee may, then, at its discretion, proceed to protect and enforce the rights of the holders of the applicable debt securities by appropriate judicial proceeding. Unless we say otherwise in a prospectus supplement, if an event of default specified in clauses 8, 9 and 10 above occurs and continues, then all the debt securities of the applicable series shall without further action become and be immediately due and payable, in an amount equal to the principal amount of the debt securities of the applicable series, together with accrued and unpaid interest, if any, to the date the debt securities become due and payable, without any declaration or other act on the part of the trustee or any holder. The trustee or, if notice of acceleration is given by the holders of the debt securities of the applicable series, the holders of the debt securities of the applicable series shall give notice to the agent under any credit agreement of such acceleration.

        Waiver of Acceleration.    Unless we say otherwise in a prospectus supplement, each indenture will provide that, after a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in aggregate principal amount of the debt securities, by written notice to us and the trustee, may rescind and annul such declaration if:

  •
  we have paid, or deposited with the trustee a sum sufficient to pay,

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  all sums paid or advanced by the trustee under the applicable indenture and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel,

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  all overdue interest on all debt securities of the applicable series,

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  the principal of and premium, if any, on any debt securities of the applicable series which have become due otherwise than by such declaration of acceleration, plus interest thereon at the rate borne by the debt securities, and

  •
  to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the debt securities.

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  All events of default, other than the non-payment of principal of the debt securities which have become due solely by such declaration of acceleration, have been cured or waived.

        Notices of Default.    Unless we say otherwise in a prospectus supplement, each indenture will provide that we are also required to notify the trustee within five business days of the occurrence of any default. Unless we say otherwise in a prospectus supplement, we are required to deliver to the trustee, on or before a date not more than 60 days after the end of each fiscal quarter and not more than 120 days after the end of each fiscal year, a written statement as to compliance with the indenture, including whether or not any default has occurred.

        Obligations of Trustee.    Unless we say otherwise in a prospectus supplement, the trustee is under no obligation to exercise any of the rights or powers vested in it by the indenture at the request or direction of any of the holders of the debt securities unless they shall have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities that might be incurred thereby.

        The Trust Indenture Act limits the trustee, should it become a creditor of ours or of any guarantor, from obtaining payment of claims in certain cases or realizing certain property received by it in respect of those claims, as security or otherwise. The trustee is permitted to engage in certain other transactions as long as, if it acquires any conflicting interest and an event of default occurs, it either cures the conflict or resigns as trustee.

        For information regarding the acceleration of a portion of the principal amount of any original issue discount securities on the occurrence of an event of default, please read the prospectus supplement relating to the issuance of those securities.

Defeasance or Covenant Defeasance of an Indenture

        Unless we say otherwise in a prospectus supplement, we will be able to discharge our obligations under debt securities and the obligations of any guarantor of debt securities at any time by taking the actions described below. The discharge of all obligations using this process is known as "defeasance." If we defease debt securities, all obligations under the series of debt securities that is defeased will be deemed to have been discharged, except for:

  •
  the rights of holders of outstanding debt securities to receive solely from funds deposited for this purpose payments in respect of the principal of, premium, if any, and interest on those debt securities when the payments are due;

  •
  the obligations with respect to the debt securities concerning issuing temporary debt securities, registration of debt securities, mutilated, destroyed, lost or stolen debt securities, and the maintenance of an office or agency for payment and money for security payments held in trust;

  •
  the rights, powers, trusts, duties and immunities of the trustee;

  •
  the defeasance provisions of the applicable indenture; and

  •
  if the debt security is convertible, the right of the holder to convert the debt security pursuant to the terms of the debt security.

        We will also be able to free ourselves from certain covenants that are described in an indenture by taking the actions described below. The discharge of obligations using this process is known as "covenant defeasance." If we defease covenants under debt securities, then certain events (not including non-payment, enforceability of any guarantee, bankruptcy and insolvency events) described under "—Events of Default" will no longer constitute an event of default with respect to the debt securities.

        Unless we say otherwise in a prospectus supplement, in order to exercise either defeasance or covenant defeasance as to the outstanding debt securities of a series:

  •
  we must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the debt securities, cash in U.S. dollars, U.S. government obligations (as defined in the applicable indenture), or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm expressed in a written certification thereof delivered to the trustee, to pay and discharge the principal of, premium, if any, and interest on the debt securities of the applicable series on the stated maturity of such principal or installment of principal or interest (or on the "defeasance redemption date" as defined in the prospectus supplement, if when exercising either defeasance or covenant defeasance, we have delivered to the trustee an irrevocable notice to redeem all of the outstanding debt securities of the applicable series on the defeasance redemption date);

  •
  in the case of defeasance, we will deliver to the trustee an opinion of independent counsel in the U.S. confirming that either:

  •
  we have received from, or there has been published by, the Internal Revenue Service a ruling; or

  •
  since the date we issued the applicable debt securities, there has been a change in the applicable federal income tax law the effect of either being that the holders of the outstanding debt securities of the applicable series will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

  •
  in the case of covenant defeasance, we will deliver to the trustee an opinion of independent counsel in the U.S. to the effect that the holders of the debt securities of the applicable series will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

  •
  no default or event of default shall have occurred and be continuing on the date of such deposit or insofar as clause 7 or 8 under the first paragraph under "—Events of Default" are concerned, at any time during the period ending on the 91st day after the date of deposit;

  •
  the defeasance or covenant defeasance shall not cause the trustee for the applicable debt securities to have a conflicting interest with respect to any of our securities or securities of any guarantor;

  •
  the defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, the applicable indenture or any other material agreement or instrument to which we or any guarantor is a party or by which we or it is bound;

  •
  we will deliver to the trustee an opinion of independent counsel to the effect that:

  •
  the trust funds will not be subject to any rights of holders of senior debt or guarantor senior debt, including, without limitation, those arising under the indenture, and

  •
  after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

  •
  we will deliver to the trustee an officers' certificate stating that the deposit was not made by us with the intent of preferring the holders of the debt securities or any guarantee over other creditors or creditors of any guarantor with the intent of defeating, hindering, delaying or defrauding creditors, creditors of any guarantor or others;

  •
  no event or condition shall exist that would prevent us from making payments of the principal of, premium, if any, and interest on the debt securities on the date of such deposit or at any time ending on the 91st day after the date of such deposit; and

  •
  we will deliver to the trustee an officers' certificate and an opinion of independent counsel, each stating that all conditions precedent provided for relating to either the defeasance or the covenant defeasance, as the case may be, have been met.

Modifications and Amendments

        Unless we say otherwise in a prospectus supplement, we, any guarantor and the trustee may modify and amend either indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of all series affected by the modification or amendment; provided, however, that no modification or amendment may, without the consent of the holder of each outstanding debt security of all series affected by the modification or amendment:

  •
  change the stated maturity of the principal of, or any installment of interest on, any debt security;

  •
  reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof;

  •
  change the coin or currency in which the principal of any debt security or any premium or the interest thereon is payable;

  •
  impair the right to institute suit for the enforcement of any such payment after the stated maturity of the debt security thereof (or in the case of redemption, on or after the redemption date);

  •
  reduce the percentage in principal amount of outstanding debt securities of any series for which the consent of the holders is required for any such supplemental indenture, or for any waiver of compliance with certain provisions of the indenture or certain defaults or with respect to any guarantee;

  •
  modify any of the provisions that relate to supplemental indentures requiring the consent of holders or relating to the waiver of past defaults or that relate to the waiver of certain covenants, except to increase the percentage in principal amount of outstanding debt securities required to take such actions or to provide that certain other provisions of the applicable indenture cannot be modified or waived without the consent of the holder of each debt security affected thereby;

  •
  except as otherwise permitted under "—Consolidation, Merger, Sale of Assets," permit the assignment or transfer by us or any guarantor of any of our or its rights and obligations under the indenture; or

  •
  amend or modify any provisions of the indenture relating to the subordination of the debt security or any guarantee in any manner adverse to the holders of the debt securities or any guarantee.

        Unless we say otherwise in a prospectus supplement, we, any guarantor and the trustee may modify and amend either indenture without the consent of the holders if the modification or amendment does only the following:

  •
  causes each indenture to be qualified under the Trust Indenture Act or adds provisions expressly required under the Trust Indenture Act;

  •
  evidences the succession of another person to us, any guarantor or other obligor upon the debt securities and the assumption by any such successor of any covenants or the covenants of any guarantor or other obligor upon the debt securities under the indenture and in the debt securities of any series;

  •
  adds to any covenants or the covenants of any guarantor or other obligor upon the debt securities for the benefit of the holders of all or any series of debt securities, or surrenders any of our rights or powers;

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  secures the debt securities of any series;

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  adds or changes any provisions to the extent necessary to facilitate the issuance or administration of debt securities in bearer form or facilitate the issuance or administration of debt securities in global form;

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  changes or eliminates any provision affecting only debt securities not yet issued;

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  establishes the form or terms of debt securities and guarantees, if any, of any series not yet issued;

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  evidences and provides for successor trustees or adds or changes any provisions of the applicable indenture to the extent necessary to permit or facilitate the appointment of a separate trustee or trustees for specific series of debt securities;

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  permits payment in respect of debt securities in bearer form in the U.S. to the extent allowed by law;

  •
  makes provisions with respect to any conversion or exchange rights of holders not adverse to the holders of any debt securities of any series then outstanding with these conversion or exchange rights, which provision directly affects any such series, including providing for the conversion or exchange of debt securities into common shares or preferred shares;

  •
  cures any ambiguity, corrects or supplements any provisions which may be defective or inconsistent with any other provision, or makes any other provisions with respect to matters or questions arising under the applicable indenture which shall not be inconsistent with the provisions of the applicable indenture; provided, however, that no such modification or amendment may adversely affect the interest of holders of debt securities of any series then outstanding in any material respect; or

  •
  if a debt security of any series is guaranteed, adds a guarantor pursuant to the requirements of the indenture.

        The holders of a majority in aggregate principal amount of the debt securities of a series outstanding may waive compliance with certain restrictive covenants and provisions of either indenture with respect to that series.

Original Issue Discount

        We may issue debt securities under either indenture for less than their stated principal amount. Such securities may be treated as "original issue discount securities" and they may be subject to special tax consequences. In addition, some debt securities that are offered and sold at their stated principal amount may, under certain circumstances, be treated as issued at an original issue discount for federal income tax purposes. We will describe the federal income tax consequences and other special consequences applicable to securities treated as original issue discount securities in the prospectus supplement relating to such securities. "Original issue discount security" generally means any debt security that:

  •
  does not provide for the payment of interest prior to maturity; or

  •
  is issued at a price lower than its face value and provides that upon redemption or acceleration of its stated maturity an amount less than its principal amount shall become due and payable.

Notices

        Unless we say otherwise in a prospectus supplement, we will send notices to holders of debt securities by mail to the holder's address as it appears in the register.

Governing Law

        Unless we say otherwise in a prospectus supplement, each indenture, the debt securities and any guarantees will be governed by the laws of the State of New York.

Concerning the Trustees

        We will identify any relationship that we may have with the trustee for a series of debt securities in a prospectus supplement with respect to particular debt securities.

        The holders of a majority in principal amount of all outstanding debt securities of a series (or if more than one series is affected thereby, of all series so affected, voting as a single class) will have the right to direct the time, method and place of concluding any proceeding for exercising any remedy or power available to the trustee for such series.

        If the trustee knows of an event of default that occurs (and is not cured), the trustee will be required to exercise such of the rights and powers vested in it by the applicable indenture and will use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to these provisions, no trustee will be under any obligation to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders of debt securities unless they shall have offered to the trustee security and indemnity satisfactory to the trustee against the costs, expenses and liabilities that might be incurred thereby.

SELLING STOCKHOLDERS

        The table below sets forth information about the selling stockholders' beneficial ownership of our common stock as of May 3, 2004. As of May 3, 2004, the selling stockholders beneficially owned, in the aggregate, 2,837,870 shares of our common stock. Frontenac Company VII, L.L.C., or Frontenac LLC, is the general partner of Frontenac VII Limited Partnership, or FVII and the general partner of Frontenac Masters VII Limited Partnership, or Masters. James E. Crawford, III, a member of our board of directors, is a member of Frontenac LLC. Walter C. Florence, a member of our board of directors, is affiliated with Frontenac LLC and is a limited partner of Masters. The address of each selling stockholder is 135 S. LaSalle Street, Suite 3800, Chicago, IL 60603.

        The number of shares of common stock outstanding as of May 3, 2004 was 8,468,616 shares. The number of shares of common stock outstanding after this offering includes shares of common stock being offered for sale by us in this offering. This table assumed no exercise of the underwriters' over-allotment option.

	Shares Beneficially Owned Prior to the Offering			Shares Beneficially Owned After the Offering
Name of Selling Stockholder	Number of Shares Beneficially Owned (1)	Percent	Number of Shares Being Offered	Number of Shares Beneficially Owned	Percent
Frontenac VII Limited Partnership	2,702,705	31.9%	952,381	1,750,324	16.4%
Frontenac Masters VII Limited Partnership	135,165	1.6%	47,619	87,546	0.8%

(1)
As reported in the Schedule 13G/A filed on February 4, 2004.

PLAN OF DISTRIBUTION

        As used in this prospectus, "selling stockholders" includes the successors-in-interest, donees, transferees or others who may later hold the selling stockholders' interests. In all cases, the selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

        We or the selling stockholders may sell securities on a negotiated or competitive bid basis to or through one or more underwriters or dealers. We or the selling stockholders may also sell securities directly to institutional investors or other purchasers or through agents. We or the selling stockholders will identify any underwriter, dealer or agent involved in the offer and sale of securities, and any applicable commissions, discounts and other items constituting compensation to such underwriters, dealers or agents, in a prospectus supplement.

        We or the selling stockholders may distribute securities from time to time in one or more transactions

  •
  at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to such prevailing market prices; or

  •
  at negotiated prices.

        Unless stated otherwise in a prospectus supplement, the obligations of any underwriters to purchase securities will be subject to certain conditions and the underwriters will be obligated to purchase all of the applicable securities if any are purchased. If a dealer is used in a sale, we or the selling stockholders may sell the securities to the dealer as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

        We or our agents, or the selling stockholders or their agents, may solicit offers to purchase securities from time to time. Unless stated otherwise in a prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

        In connection with the sale of securities, underwriters or agents may receive compensation (in the form of discounts, concessions or commissions) from us, from the selling stockholders or from purchasers of securities for whom they may act as agents. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters as that term is defined in the Securities Act, and any discounts or commissions received by them from us or from the selling stockholders and any profits on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. We or the selling stockholders will identify any such underwriter or agent, and we or the selling stockholders will describe any such compensation paid, in the related prospectus supplement.

        Underwriters, dealers and agents may be entitled, under agreements with us or the selling stockholders, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

        If stated in a prospectus supplement, we or the selling stockholders will authorize agents and underwriters to solicit offers by certain specified institutions or other persons to purchase securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Institutions with whom such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions but shall in all cases be subject to our approval. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the securities shall not be prohibited at the time of delivery under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of such contracts.

        The securities may or may not be listed on a national securities exchange or traded in the over-the-counter market (other than the common stock, which is quoted on The Nasdaq National Market). No assurance can be given as to the liquidity of the trading market for any such securities.

        If underwriters or dealers are used in the sale, until the distribution of the securities is completed, SEC rules may limit the ability of any such underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, representatives of any underwriters are permitted to engage in certain transactions that stabilize the price of the securities. Such transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with the offerings (in other words, if they sell more securities than are set forth on the cover page of the prospectus supplement) the representatives of the underwriters may reduce that short position by purchasing securities in the open market. The representatives of the underwriters may also elect to reduce any short position by exercising all or part of any over-allotment option described in the prospectus supplement. The representatives of the underwriters may also impose a penalty bid on certain underwriters and selling group members. This means that if the representatives purchase securities in the open market to reduce the underwriters' short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those shares as part of the offering. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of the securities to the extent that it discourages resales of the securities. We and the selling stockholders make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the securities. In addition, the representatives of any underwriters may determine not to engage in such transactions or that such transactions, once commenced, may be discontinued without notice.

        Certain of the underwriters or agents and their associates may engage in transactions with and perform services for us or our affiliates in the ordinary course of their respective businesses.

        In no event will the commission or discount received by any NASD member or independent broker-dealer participating in a distribution of securities exceed eight percent of the aggregate principal amount of the offering of securities in which such NASD member or independent broker-dealer participates.

        In addition to the manners of distribution described above, the selling stockholders may enter into hedging transactions. For example, the selling stockholders may:

  •
  enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common stock received from the selling stockholders to close out its short positions;

  •
  sell common stock short itself and redeliver such shares to close out its short positions;

  •
  enter into option or other types of transactions that require the selling stockholders to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus; or

  •
  loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

        A distribution of the common stock by the selling stockholders may also be effected through the issuance by the selling stockholders or others of derivative securities, including without limitation, warrants, exchangeable securities, forward delivery contracts and the writing of options.

        From time to time, the selling stockholders may pledge or grant a security interest in some or all of our common stock owned by it. If the selling stockholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such common stock from time to time by this prospectus. The selling stockholders also may transfer and donate our common stock owned by it in other circumstances. The number of shares of our common stock beneficially owned by the selling stockholders will decrease as and when the selling stockholders transfer or donate their shares of our common stock or defaults in performing obligations secured by its shares of our common stock.

LEGAL MATTERS

        Certain legal matters in connection with any offering of securities made by this prospectus will be passed upon for us by Shaw Pittman LLP, a limited liability partnership including professional corporations.

EXPERTS

        The consolidated financial statements of SI International, Inc. included in SI International, Inc.'s Form 10-K/A for the year ended December 27, 2003 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        The financial statements incorporated herein by reference from our Current Report on Form 8-K filed with the SEC on January 28, 2004, as amended on the March 17, 2004 Form 8-K/A that relates to the financial statements of MATCOM International, Corp., have been audited by Grant Thornton LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the SEC's website at http://www.sec.gov. You may also read and copy any document we file at the SEC's Public Reference Room at:

              Public Reference Section
              Securities and Exchange Commission
              Room 1200
              450 Fifth Street, N.W.
              Washington, D.C. 20549

        Please call the SEC at (800) SEC-0330 for further information on the operating rules and procedures for the public reference room.

        The SEC allows us to "incorporate by reference" the information we file with them, which means we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of our prospectus, and all information that we will later file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below as well as any future filings made with the SEC under Sections 13(a), 13(c), 14, or

15(d) of the Securities Exchange Act, except that we do not incorporate any document or portion of a document that is "furnished" to the SEC (Exchange Act File No. 000-50080) from the date of the initial registration statement and prior to the effectiveness of this registration statement, and any filings made from the date of this prospectus until we sell all of the securities under this prospectus as supplemented.

  •
  Our Annual Report on Form 10-K/A for the fiscal year ended December 27, 2003.

  •
  Our Current Report on Form 8-K, filed January 15, 2004.

  •
  Our Current Report on Form 8-K, filed January 28, 2004, as amended on Form 8-K/A filed on March 17, 2004.

  •
  Our Current Reports on Form 8-K, filed March 17, 2004.

  •
  Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 27, 2004.

  •
  Our Current Report on Form 8-K, filed May 19, 2004.

        Copies of these filings are available at no cost on our website, www.si-intl.com. Amendments to these filings will be posted to our website as soon as reasonably practicable after filing with the SEC. In addition, you may request a copy of these filings and any amendments thereto at no cost, by writing or telephoning us. Those copies will not include exhibits to those documents unless the exhibits are specifically incorporated by reference in the documents or unless you specifically request them. You may also request copies of any exhibits to the registration statement. Please direct your request to:

            James E. Daniel, III
            Vice President, General Counsel and Secretary
            SI International, Inc.
            12012 Sunset Hills Road
            Reston, Virginia 20190
            (703) 234-7000

        Our prospectus does not contain all of the information included in the registration statement. We have omitted certain parts of the registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the registration statement, including its exhibits and schedules. Statements contained in our prospectus and any accompanying prospectus supplement about the provisions or contents of any contract, agreement or any other document referred to are not necessarily complete. Please refer to the actual exhibit for a more complete description of the matters involved. You may get copies of the exhibits by contacting the person named above.

        You should rely only on the information in our prospectus, any prospectus supplement and the documents that are incorporated by reference. We have not authorized anyone else to provide you with different information. We are not offering these securities in any state where the offer is prohibited by law. You should not assume that the information in this prospectus, any prospectus supplement or any incorporated document is accurate as of any date other than the date of the document.

SI International, Inc.

1,200,000 Shares

Common Stock

PROSPECTUS SUPPLEMENT

April 4, 2006

Wachovia Securities

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TABLE OF CONTENTS
PROSPECTUS SUPPLEMENT SUMMARY
Risk Factors
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS AND MARKET DATA
USE OF PROCEEDS
UNDERWRITING
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
ABOUT THIS PROSPECTUS
RISK FACTORS Risks Related to Our Industry
Risks Associated with International Operations
Risks Related to Our Business
Risks Related to Our Common Stock and any Offering Made Pursuant to this Prospectus
SI INTERNATIONAL, INC.
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES
DESCRIPTION OF EQUITY SECURITIES
DESCRIPTION OF DEBT SECURITIES
SELLING STOCKHOLDERS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION